                                                                   EXHIBIT 2.1




                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                             INKTOMI CORPORATION

                               IC MERGER CORP.

                                     AND

                        C2B TECHNOLOGIES INCORPORATED

                         DATED AS OF AUGUST 31, 1998

                              INDEX OF EXHIBITS


EXHIBIT        DESCRIPTION
-------        -----------

Exhibit A      Form of Registration Rights Agreement

Exhibit B      Form of Company Affiliate Agreement

Exhibit C      Form of Parent Affiliate Agreement

Exhibit D      Form of Voting Agreement

Exhibit E      Form of Legal Opinion of Counsel to Parent

Exhibit F      Form of Legal Opinion of Counsel to the Company

Exhibit F      Form of Employment and Non-Competition Agreement

                             INDEX OF SCHEDULES


SCHEDULE       DESCRIPTION
--------       -----------

2.2(a)         Stockholder List
2.2(b)         Option List
2.4            Governmental and Third Party Consents
2.5            Company Financials
2.6            Undisclosed Liabilities
2.7            No Changes
2.8            Tax Returns and Audits
2.10(a)        Leased Real Property
2.10(b)        Liens on Property
2.11(a)        Intellectual Property
2.11(b)        Intellectual Property Licenses
2.12(a)        Agreements, Contracts and Commitments
2.12(b)        Breaches
2.13           Interested Party Transactions
2.15           Litigation
2.19           Brokers/Finders Fees; Expenses of Transaction
2.20(b)        Employee Benefit Plans and Employees
2.20(d)        Employee Plan Compliance
2.20(g)        Post Employment Obligations
2.20(h)(i)     Effect of Transaction
2.20(h)(ii)    Excess Parachute Payments
2.20(j)        Labor
5.12           Company Affiliate List
5.17           Employees to Sign Employment and Non-Competition Agreement
6.2(c)         Third Party Consents Required of the Company
6.3(c)         Third Party Consents Required of Parent

                              TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE I

     THE MERGER................................................................  1
     1.1    The Merger.........................................................  2
     1.2    Effective Time.....................................................  2
     1.3    Effect of the Merger...............................................  2
     1.4    Certificate of Incorporation; Bylaws...............................  2
     1.5    Directors and Officers.............................................  2
     1.6    Maximum Shares to Be Issued; Effect on Capital Stock...............  2
     1.7    Dissenting Shares..................................................  7
     1.8    Surrender of Certificates..........................................  8
     1.9    No Further Ownership Rights in Company Common Stock...............  10
     1.10   Lost, Stolen or Destroyed Certificates............................  10
     1.11   Tax and Accounting Consequences...................................  10
     1.12   Taking of Necessary Action; Further Action........................  10

ARTICLE II

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................  10
     2.1    Organization of the Company.......................................  10
     2.2    Company Capital Structure.........................................  11
     2.3    Subsidiaries......................................................  12
     2.4    Authority.........................................................  12
     2.5    Company Financial Statements......................................  12
     2.6    No Undisclosed Liabilities........................................  13
     2.7    No Changes........................................................  13
     2.8    Tax and Other Returns and Reports.................................  14
     2.9    Restrictions on Business Activities...............................  16
     2.10   Title to Properties; Absence of Liens and Encumbrances............  16
     2.11   Intellectual Property.............................................  17
     2.12   Agreements, Contracts and Commitments.............................  18
     2.13   Interested Party Transactions.....................................  19
     2.14   Compliance with Laws..............................................  20
     2.15   Litigation........................................................  20
     2.16   Insurance.........................................................  20
     2.17   Minute Books......................................................  20
     2.18   Environmental Matters.............................................  20
     2.19   Brokers' and Finders' Fees; Third Party Expenses..................  21

                               TABLE OF CONTENTS
                                  (CONTINUED)

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                                                                               PAGE
                                                                               ----



     2.20  Employee Matters and Benefit Plans.................................  21
     2.21  Representations Complete...........................................  25

ARTICLE III

     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB..................  25
     3.1   Organization, Standing and Power...................................  25
     3.2   Authority..........................................................  26
     3.3   Capital Structure..................................................  26
     3.4   SEC Documents; Parent Financial Statements.........................  26
     3.5   No Material Adverse Change.........................................  27
     3.6   Litigation.........................................................  27

ARTICLE IV

     CONDUCT PRIOR TO THE EFFECTIVE TIME......................................  27
     4.1   Conduct of Business of the Company.................................  27
     4.2   No Solicitation....................................................  30
     4.3   Strategic Agreements...............................................  30

ARTICLE V

     ADDITIONAL AGREEMENTS....................................................  30
     5.1   Registration Rights Agreement......................................  30
     5.2   Stockholder Meetings...............................................  30
     5.3   Access to Information..............................................  31
     5.4   Confidentiality....................................................  31
     5.5   Expenses...........................................................  31
     5.6   Public Disclosure..................................................  31
     5.7   Consents...........................................................  31
     5.8   FIRPTA Compliance..................................................  31
     5.9   Reasonable Efforts.................................................  31
     5.10  Notification of Certain Matters....................................  32
     5.11  Pooling Accounting.................................................  32
     5.12  Affiliate Agreements...............................................  32
     5.13  Additional Documents and Further Assurances........................  33
     5.14  Form S-8...........................................................  33
     5.15  NMS Listing........................................................  33
     5.16  Voting Agreements..................................................  33
     5.17  Employment and Non-Competition Agreements..........................  33

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                               PAGE
                                                                               ----

     5.18  Blue Sky Laws......................................................  33
     5.19  Indemnification....................................................  33
     5.20  Employee Benefits..................................................  33
     5.21  Termination of Company Investor Rights.............................  34

ARTICLE VI

     CONDITIONS TO THE MERGER.................................................  34
     6.1   Conditions to Obligations of Each Party to Effect the Merger.......  34
     6.2   Additional Conditions to Obligations of the Company................  35
     6.3   Additional Conditions to the Obligations of Parent and Merger Sub..  35

ARTICLE VII

     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.......................  37
     7.1   Survival of Representations and Warranties.........................  37
     7.2   Escrow Arrangements................................................  37

ARTICLE VIII

     TERMINATION, AMENDMENT AND WAIVER........................................  44
     8.1   Termination........................................................  44
     8.2   Effect of Termination..............................................  45
     8.3   Amendment..........................................................  45
     8.4   Extension; Waiver..................................................  45

ARTICLE IX

     GENERAL PROVISIONS.......................................................  46
     9.1   Notices............................................................  46
     9.2   Interpretation.....................................................  47
     9.3   Counterparts.......................................................  47
     9.4   Entire Agreement; Assignment.......................................  47
     9.5   Severability.......................................................  48
     9.6   Other Remedies.....................................................  48
     9.7   Governing Law......................................................  48
     9.8   Rules of Construction..............................................  48
     9.9   Specific Performance...............................................  48

                     AGREEMENT AND PLAN OF REORGANIZATION


     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of August 31, 1998 among Inktomi Corporation, a Delaware corporation ("Parent"), IC Merger Corp., Inc., a Delaware corporation and a
              ------
wholly-owned subsidiary of Parent ("Merger Sub"), and C\\2\\B Technologies,
                                    ----------
Incorporated, a Delaware corporation (the "Company").
                                           -------

                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective stockholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of capital stock of the Company ("Company Capital Stock") and all outstanding
                               ---------------------
options, warrants and other rights to acquire or receive shares of Company Capital Stock shall be converted into the right to receive shares of Common Stock of Parent ("Parent Common Stock").
                  -------------------

     C. A portion of the shares of Parent Common Stock otherwise issuable by Parent in connection with the Merger shall be placed in escrow by Parent, the release of which amount shall be contingent upon certain events and conditions, all as set forth in Article VII hereof.

     D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law")
                                                                ------------
and the California General Corporation Law ("California Law"), Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".
----------------------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than three (3) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall cause the Merger
-------------
to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"),
                                                      ---------------------
in accordance with the relevant provisions of applicable law (the time of acceptance by the Secretary of State of Delaware of such filing being referred to herein as the "Effective Time"). The parties currently intend that the
                  --------------
Closing Date will occur on or prior to September 18, 1998.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the
          --------------------
Merger shall be as provided in the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is C\\2\\B Technologies, Incorporated."

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Maximum Shares to Be Issued; Effect on Capital Stock.  The maximum
          ----------------------------------------------------
number of shares of Parent Common Stock to be issued (including Parent Common Stock to be reserved for issuance upon exercise of any of the Company's options and warrants to be assumed by Parent) in exchange for the acquisition by Parent of all outstanding Company Capital Stock and all outstanding unexpired and unexercised options and warrants to acquire Company Capital Stock shall be 2,026,871 (the "Aggregate Share Number"). No adjustment shall be made in the
                ----------------------
number of shares of

Parent Common Stock issued in the Merger as a result of any cash proceeds received by the Company from the date hereof to the Closing Date pursuant to the exercise of options or warrants to acquire Company Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holder of any shares of Company Capital Stock, the holder of any options, warrants or other rights to acquire or receive shares of Company Capital Stock, the following shall occur:

          (a)   Conversion of Company Common Stock. Each share of Common Stock
                ----------------------------------
of the Company ("Company Common Stock") issued and outstanding immediately prior
                 --------------------
to the Effective Time (other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Common Exchange Ratio (as defined in Section
                                 ---------------------
1.6(i) below), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 1.8.

          (b)   Conversion of Company Preferred Stock.
                -------------------------------------

                (i)    Series A Preferred Stock.  Each share of Series A
                       ------------------------
Preferred Stock of the Company ("Series A Preferred") issued and outstanding
                                 ------------------
immediately prior to the Effective Time (other than any shares of Series A Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series A Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series A Exchange Ratio (as defined in Section
                                 -----------------------
1.6(i) below), upon surrender of the certificate representing such share of Series A Preferred in the manner provided in Section 1.8.

                (ii)   Series B Preferred Stock.  Each share of Series B
                       ------------------------
Preferred Stock of the Company ("Series B Preferred") issued and outstanding
                                 ------------------
immediately prior to the Effective Time (other than any shares of Series B Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series B Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series B Exchange Ratio (as defined in Section
                                 -----------------------
1.6(i) below), upon surrender of the certificate representing such share of Series B Preferred in the manner provided in Section 1.8.

                (iii)  Series C Preferred Stock.  Each share of Series C
                       ------------------------
Preferred Stock of the Company ("Series C Preferred") issued and outstanding
                                 ------------------
immediately prior to the Effective Time (other than any shares of Series C Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series C Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series C
                                                                  --------
Exchange Ratio (as defined in Section 1.6(i) below), upon surrender of the
--------------
certificate representing such share of Series C Preferred in the manner provided in Section 1.8.

                (iv)   Series D Preferred Stock.  Each share of Series D
                       ------------------------
Preferred Stock of the Company ("Series D Preferred"; and together with the
                                 ------------------
Series A Preferred, Series B Preferred and Series C Preferred, the "Company
                                                                    -------
Preferred Stock") issued and outstanding immediately prior to the Effective Time
---------------
(other than any shares of Series D Preferred that are converted into shares of Company Common Stock immediately prior to the Effective Time, any shares of Series D Preferred to be canceled pursuant to Section 1.6(c) and any Dissenting Shares (as defined and to the extent provided in Section 1.7(a))) will be canceled and extinguished and be converted automatically into the right to receive that number of shares of Parent Common Stock equal to the Series D
                                                                  --------
Exchange Ratio (as defined in Section 1.6(i) below), upon surrender of the
--------------
certificate representing such share of Series D Preferred in the manner provided in Section 1.8.

                (v) If at the Closing Date, the Aggregate Share Number thus distributed among the holders of Company Preferred Stock shall be insufficient to permit the payment to such holders of the full amounts described in subsections 1.6(b)(i)-(iv) above, then the Aggregate Share Number shall be distributed ratably among the holders of Company Preferred Stock in proportion to the following amounts: $0.205 for each share of Company Series A Preferred Stock; $1.6217 for each share of Company Series B Preferred Stock; $1.6217 for each share of Company Series C Preferred Stock; and $0.83 for each share of Company Series D Preferred Stock.

         (c)   Cancellation of Parent-Owned and Company-Owned Stock.  Each share
               ----------------------------------------------------
of Company Capital Stock owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

         (d)   Stock Options.  At the Effective Time, all options to purchase
               -------------
Company Common Stock then outstanding under the Company's 1997 Stock Plan, as amended (the "Option Plan"), or otherwise, shall be assumed by Parent in
              -----------
accordance with provisions described below.

                (i) At the Effective Time, each outstanding option to purchase shares of Company Common Stock (each a "Company Option") under the
                                                 --------------
Option Plan or otherwise, whether vested or unvested, shall be, in connection with the Merger, assumed by Parent. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Company Option immediately prior to the Effective Time, except that (A) such Company Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Exchange Ratio, rounded down (in the case of Company Options granted under the Option Plan) to the nearest whole number of shares of Parent Common Stock and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company

Option shall be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Exchange Ratio, rounded up to the nearest whole cent.

                (ii) It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

                (iii) Promptly following the Effective Time, Parent will issue to each holder of an outstanding Company Option a document evidencing the foregoing assumption of such Company Option by Parent.

         (e)    Warrants.  Each warrant to purchase shares of Company Common or
                --------
Preferred Stock outstanding at the Effective Time shall be, in connection with the Merger, assumed by Parent. Each warrant so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the respective warrant agreements governing such warrant immediately prior to the Effective Time, except that each such warrant shall, following the Effective Time, be exercisable only for shares of Parent Common Stock, in such number, and at such exercise price as is determined by applying the appropriate Exchange Ratio in accordance with the terms of the applicable warrant agreement.

         (f)    Capital Stock of Merger Sub.  Each share of Common Stock of
                ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

         (g)    Adjustments to Exchange Ratios.  The Exchange Ratios shall be
                ------------------------------
adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Capital Stock occurring after the date hereof and prior to the Effective Time.

         (h)    Fractional Shares.  No fraction of a share of Parent Common
                -----------------
Stock will be issued, but in lieu thereof, each holder of shares of Company Capital Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Parent Common Stock for the five (5) consecutive trading days ending on the trading day immediately prior to the Closing Date, as reported on the Nasdaq National Market.

         (i)    Definitions.
                -----------

                (a)   Aggregate Preferred Number.  The "Aggregate Preferred
                      --------------------------
Number" shall mean the sum of (w) the product obtained by multiplying the Outstanding Series A Amount by the Series A Exchange Ratio, plus (x) the product obtained by multiplying the Outstanding Series B Amount by the Series B Exchange Ratio, plus (y) the product obtained by multiplying the Outstanding Series C Amount by the Series C Exchange Ratio, plus (z) the product obtained by multiplying the Outstanding Series D Amount by the Series D Exchange Ratio.

                (b)   Aggregate Share Number.  The "Aggregate Share Number"
                      ----------------------
shall be a number of shares of Parent Common Stock equal to 2,026,871 shares (as appropriately adjusted to reflect the effect of any stock split, stock dividend, reorganization, recapitalization or the like with respect to the Parent Common Stock occurring after the date hereof and prior to the Effective Time).

                (c)   Common Exchange Ratio.  The "Common Exchange Ratio" shall
                      ---------------------
mean the quotient obtained by dividing (x) the Aggregate Share Number minus the Aggregate Preferred Number, by (y) the sum of (A) the Outstanding Common Amount plus (B) the Outstanding Option Amount.

                (d)   Escrow Amount.  The "Escrow Amount" shall be a number of
                      -------------
shares of Parent Common Stock obtained by multiplying (x) the Aggregate Share Number minus the product obtained by multiplying the Outstanding Option Amount by the Common Exchange Ratio, by (y) 0.10.

                (e)   Exchange Ratios.  The "Exchange Ratios" shall mean the
                      ---------------
Common Exchange Ratio, the Series A Exchange Ratio, the Series B Exchange Ratio, the Series C Exchange Ratio or the Series D Exchange Ratio, as applicable.

                (f)   Outstanding Common Amount.  The "Outstanding Common
                      -------------------------
Amount" shall mean the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (taking into account all shares of Company Preferred Stock that shall be converted into Company Common Stock as of such time).

                (g)   Outstanding Option Amount.  The "Outstanding Option
                      -------------------------
Amount" shall mean the aggregate number of shares of Company Common Stock issuable upon the exercise of all outstanding options and warrants to acquire shares of Company Common Stock immediately prior to the Effective Time.

                (h)   Outstanding Series A Amount.  The "Outstanding Series A
                      ---------------------------
Amount" shall mean the aggregate number of shares of Series A Preferred outstanding immediately prior to the Effective Time, together with all shares of Series A Preferred issuable upon exercise of any options or warrants to acquire shares of Series A Preferred then outstanding.

                (i)   Outstanding Series B Amount.  The "Outstanding Series B
                      ---------------------------
Amount" shall mean the aggregate number of shares of Series B Preferred outstanding immediately prior to the Effective Time, together with all shares of Series B Preferred issuable upon exercise of any options or warrants to acquire shares of Series B Preferred then outstanding.

                (j)   Outstanding Series C Amount.  The "Outstanding Series C
                      ---------------------------
Amount" shall mean the aggregate number of shares of Series C Preferred outstanding immediately prior to the Effective Time, together with all shares of Series C Preferred issuable upon exercise of any options or warrants to acquire shares of Series C Preferred then outstanding.

                (k)   Outstanding Series D Amount.  The "Outstanding Series D
                      ---------------------------
Amount" shall mean the aggregate number of shares of Series D Preferred outstanding immediately prior to the Effective Time, together with all shares of Series D Preferred issuable upon exercise of any options or warrants to acquire shares of Series D Preferred then outstanding.

                (l)   Parent Price.  The Parent Price shall mean the average of
                      ------------
the closing price of the Parent's Common Stock on The Nasdaq National Market as reported in The Wall Street Journal over the thirty (30) day period ending three
(3) days prior to the Closing Date.

                (m)   Series A Exchange Ratio.  The Series A Exchange Ratio
                      -----------------------
shall mean the quotient obtained by dividing $0.205 by the Parent Price.

                (n)   Series B Exchange Ratio.  The Series B Exchange Ratio
                      -----------------------
shall mean the quotient obtained by dividing $1.6217 by the Parent Price.

                (o)   Series C Exchange Ratio.  The Series C Exchange Ratio
                      -----------------------
shall mean the sum of (A) the quotient obtained by dividing $1.6217 by the Parent Price plus (B) the Common Exchange Ratio; provided that such Series C
             ----                                --------
Exchange Ratio shall never be greater than the quotient obtained by dividing $2.50 by the Parent Price.

                (p)   Series D Exchange Ratio.  The Series D Exchange Ratio
                      -----------------------
shall mean the sum of (A) the quotient obtained by dividing $0.83 by the Parent Price plus (B) the Common Exchange Ratio; provided that such Series D Exchange
      ----                                --------
Ratio shall never be greater than the quotient obtained by dividing $1.28 by the Parent Price.

    1.7   Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has demanded and perfected appraisal or dissenters' rights for such shares in accordance with Delaware Law and California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting
                                                                     ----------
Shares"), shall not be converted into or represent a right to receive Parent
------
Common Stock pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by Delaware Law and California Law.

          (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Capital Stock who demands appraisal of such shares under Delaware Law or California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Parent Common Stock and fractional shares as provided in Section 1.6, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any shares of Company Capital Stock, withdrawals of such demands, and any other instruments served pursuant to Delaware Law or California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law and California Law. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of capital stock of the Company or offer to settle or settle any such demands.

    1.8   Surrender of Certificates.
          -------------------------

          (a)   Exchange Agent.  Prior to the Effective Time, Parent shall
                --------------
designate Norwest Bank to act as exchange agent (the "Exchange Agent") in the
                                                      --------------
Merger.

          (b)   Parent to Provide Common Stock.  Promptly after the Effective
                ------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, the aggregate number of shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Capital Stock; provided that, on behalf of the holders of Company Capital Stock, Parent shall deposit into an escrow account a number of shares of Parent Common Stock equal to the Escrow Amount out of the aggregate number of shares of Parent Common Stock otherwise issuable pursuant to Section 1.6. The portion of the Escrow Amount contributed on behalf of each holder of Company Capital Stock shall be in proportion to the aggregate number of shares of Parent Common Stock which such holder would otherwise be entitled to receive under Section 1.6 by virtue of ownership of outstanding shares of Company Capital Stock; provided, however, that such aggregate number of shares of Parent Common Stock shall not include any shares subject to the Company's right of repurchase for the purposes of this Section 1.8(b).

          (c)   Exchange Procedures.  Promptly after the Effective Time, the
                -------------------
Surviving Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the
                                  ------------
Effective Time represented outstanding shares of Company Capital Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (less the number of shares of Parent Common Stock, if any, to be deposited in the Escrow Fund on such holder's behalf pursuant to Article VII hereof), plus cash in lieu of fractional shares in accordance with Section 1.6, to which such holder is entitled pursuant to Section 1.6, and the Certificate so surrendered shall forthwith be canceled. As soon as practicable after the Effective Time, and subject to and in accordance with the provisions of Article VII hereof, Parent shall cause to be distributed to the Escrow Agent (as defined in Article
VII) a certificate or certificates representing that number of shares of Parent Common Stock equal to the Escrow Amount which shall be registered in the name of the Escrow Agent. Such shares shall be beneficially owned by the holders on whose behalf such shares were deposited in the Escrow Fund and shall be available to compensate Parent as provided in Article VII. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Parent Common Stock into which such shares of Company Capital Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

          (d)   Distributions With Respect to Unexchanged Shares.  No dividends
                ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock.

          (e)   Transfers of Ownership.  If any certificate for shares of Parent
                ----------------------
Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Parent Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

          (f)   No Liability.  Notwithstanding anything to the contrary in this
                ------------
Section 1.8, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Capital Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9    No Further Ownership Rights in Company Common Stock.  All shares of
            ---------------------------------------------------
Parent Common Stock issued upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

     1.10   Lost, Stolen or Destroyed Certificates.  In the event any
            --------------------------------------
certificates evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 1.6; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

     1.11   Tax and Accounting Consequences.  It is intended by the parties
            -------------------------------
hereto that the Merger shall (i) constitute a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code")
                                                                      ----
(and this Agreement is intended to constitute a plan of reorganization for purposes of Section 368 of the Code) and (ii) qualify for accounting treatment as a pooling of interests.

     1.12   Taking of Necessary Action; Further Action.  If, at any time after
            ------------------------------------------
the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.


                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are clearly disclosed in the disclosure letter supplied by the Company to Parent (the "Company Schedules") and dated as of the
                                        -----------------
date hereof, as follows:

     2.1    Organization of the Company.  The Company is a corporation duly
            ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power to own its properties and to carry on its business as now being conducted. The

Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations or prospects of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company
                                       -----------------------
has delivered a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Parent.

     2.2    Company Capital Structure.
            -------------------------

            (a) The authorized capital stock of the Company consists of 48,000,000 shares of authorized Common Stock, of which 9,515,346 shares are issued and outstanding and 12,000,000 shares of authorized Preferred Stock. The authorized Preferred Stock consists of 1,087,800 shares of authorized Series A Preferred Stock, of which 1,087,800 shares are issued and outstanding, 600,000 shares of authorized Series B Preferred Stock, of which 308,412 shares are issued and outstanding, 1,200,000 shares of authorized Series C Preferred Stock, of which 848,520 shares are issued and outstanding, and 4,397,600 shares of authorized Series D Preferred Stock, of which 4,241,080 shares are issued and outstanding. The Company Capital Stock, including that subject to the Company's right of repurchase, is held of record by the persons, with the addresses of record and in the amounts set forth on Schedule 2.2(a). All outstanding shares of Company Capital Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement to which the Company is a party or by which it is bound.

            (b) The Company has reserved 2,430,612 shares of Common Stock for issuance to employees and consultants pursuant to the Option Plan, of which 1,118,000 shares are subject to outstanding, unexercised options and 852,612 shares remain available for future grant. Schedule 2.2(b) sets forth for each outstanding Company Option the name of the holder of such option, the domicile address of such holder, the number of shares of Common Stock subject to such option, the exercise price of such option and the vesting schedule for such option, including the extent vested to the date of this Agreement and whether the exercisability of such option will be accelerated and become exercisable by the transactions contemplated by this Agreement. The Company has reserved 51,342 shares of Series C Preferred Stock (and such number of shares of Common Stock into which such Series C Preferred Stock is convertible) for issuance upon exercise of outstanding warrants. Schedule 2.2(b) sets forth for each of the warrants the name of the holder and exercise price of such warrants. Except for the Company Options and warrants described in Schedule 2.2(b), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company. Except for the Company Options and warrants described in Schedule 2.2(b), there are no Options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of Company Options and warrants have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such rights will be terminated at or prior to the Effective Time. As a result of the Merger, Parent will be the record and sole beneficial owner of all Company Capital Stock and rights to acquire or receive Company Capital Stock.

     2.3    Subsidiaries.  The Company does not have and has never had any
            ------------
subsidiaries or affiliated companies and does not otherwise own and has never otherwise owned any shares of capital stock or any equity or debt interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4    Authority.  Subject only to the requisite approval of the Merger and
            ---------
this Agreement by the Company's stockholders, the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is that number of shares as would constitute a majority of the outstanding shares of (a) the Common Stock and Preferred Stock, voting together as a single class, and (b) the Preferred Stock voting separately as a single class (in each case with each share of Preferred Stock being entitled to a number of votes equal to the number of whole shares of Common Stock into which such share of Preferred Stock could be converted on the record date for the vote). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders. The Company's Board of Directors has unanimously approved the Merger and this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the Company's stockholders, the execution and delivery of this Agreement by the Company does not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the Certificate of Incorporation or Bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger
                -------------------
any Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

     2.5    Company Financial Statements.  Schedule 2.5 sets forth the Company's
            ----------------------------
unaudited balance sheet as of July 31, 1998 and the related unaudited statements of operations and cash flows for the ten-month period then ended (collectively, the "Company Financials").
                                                        ------------------
The Company Financials are correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP")
                                                                       ----
applied on a basis consistent throughout the periods indicated and consistent with each other, except for the absence of footnotes in the case of unaudited Company Financials. The Company Financials present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein, subject, in the case of the unaudited financial statements, to normal year-end adjustments, which will not be material in amount or significance.

     2.6    No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the
            --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which individually or in the aggregate, (i) has not been reflected in the Company Financials, or (ii) has not arisen in the ordinary course of the Company's business since July 31, 1998, consistent with past practices.

     2.7    No Changes.  Except as set forth in Schedule 2.7, since July 31,
            ----------
1998, there has not been, occurred or arisen any:

            (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

            (b) amendments or changes to the Certificate of Incorporation or Bylaws of the Company;

            (c) capital expenditure or commitment by the Company of $10,000 in any individual case or $50,000 in the aggregate.

            (d) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

            (e) labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

            (f) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

            (g)   revaluation by the Company of any of its assets;

            (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its capital stock;

            (i) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement;

            (j) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

            (k) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

            (l) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

            (m) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

            (n) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

            (o) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

            (p) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities;

            (q) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

            (r) event or condition of any character that has or reasonably would be expected to have a Material Adverse Effect on the Company; or

            (s) agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses (a) through (r) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8    Tax and Other Returns and Reports.
            ---------------------------------

            (a) Definition of Taxes.  For the purposes of this Agreement, "Tax"
                -------------------                                        ---
or, collectively, "Taxes", means any and all federal, state, local and foreign
                   -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

            (b) Tax Returns and Audits.  Except as set forth in Schedule 2.8:
                ----------------------

                  (i) The Company as of the Effective Time will have prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes
                                     -------
concerning or attributable to the Company or its operations and, to the Company's knowledge (except to the extent that an adequate reserve has been established on the July Balance Sheet), such Returns have been completed in accordance with applicable law.

                 (ii) The Company as of the Effective Time: (A) will have paid or accrued all Taxes it is required to pay or accrue and (B) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

                (iii) The Company is not presently delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                 (iv) No audit or other examination of any Return of the Company is to the knowledge of the Company presently in progress, nor has the Company been notified of any request for such an audit or other examination.

                  (v) Except for liabilities incurred since the date of the Company Financials in the ordinary course of business, the Company does not have any liabilities for unpaid federal, state, local and foreign Taxes which have not been accrued or reserved against in accordance with GAAP in the Company Financials, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

                 (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's incorporation.

                (vii) There are (and as of immediately following the Closing there will be) no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on
                           -----
the assets of the Company relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable.

              (viii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                (ix) As of the Effective Time, there will not be any contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or the limitations in Sections 162(b) through (l) of the Code.

                 (x) The Company has not filed any consent agreement under
Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

               (xii) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

     2.9   Restrictions on Business Activities.  There is no agreement
           -----------------------------------
(noncompete or otherwise), judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably would be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market.

     2.10  Title to Properties; Absence of Liens and Encumbrances.
           ------------------------------------------------------

           (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

           (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     2.11   Intellectual Property.
            ---------------------

            (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material that are used in the business of the Company as currently conducted or as proposed to be conducted by the Company (the "Company Intellectual
                                                    --------------------
Property Rights").
---------------

            (b) Schedule 2.11(a) sets forth a complete list of all patents, registered and material unregistered trademarks, registered copyrights, trade names and service marks, and any applications therefor, included in the Company Intellectual Property Rights, and specifies, where applicable, the jurisdictions in which each such Company Intellectual Property Right has been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. Schedule 2.11(b) sets forth a complete list of all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which the Company or any other person is authorized to use any Company Intellectual Property Right (excluding object code end-user licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses")) or trade secret of the Company, and includes the identity
  -----------------
of all parties thereto. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, will neither cause the Company to be in violation or default under any such license, sublicense or agreement, nor entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement. Except as set forth in Schedules 2.11(a) or 2.11(b), the Company is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens or encumbrances), the Company Intellectual Property Rights, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Company Intellectual Property Rights are being used.

            (c) No claims with respect to the Company Intellectual Property Rights have been asserted or are, to the Company's knowledge, threatened by any person, nor are there any valid grounds for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any of the products of the Company infringes on any copyright, patent, trade mark, service mark, trade secret or other proprietary right, (ii) against the use by the Company of any trademarks, service marks, trade names, trade secrets, copyrights, maskworks, patents, technology, know-how or computer software programs and applications used in the Company's business as currently conducted or as proposed to be conducted by the Company, or (iii) challenging the ownership by the Company, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trade-marks, service marks and copyrights held by the Company are valid and subsisting. To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company. Each employee, of and consultant to the Company that had access to or was involved in the development of Company Intellectual Property has executed a proprietary information and confidentiality agreement substantially in the Company's standard forms and all such agreements provide for the full and complete assignment to the Company of all intellectual property and rights thereto developed by such employees or consultants.

     2.12   Agreements, Contracts and Commitments.  Except as set forth on
            -------------------------------------
Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

             (i) any collective bargaining agreements,

            (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

           (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements,

            (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement, under which a firm or other organization provides services to the Company,

             (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

            (vi) any fidelity or surety bond or completion bond,

           (vii) any lease of personal property having a value individually in excess of $50,000,

          (viii) any agreement of indemnification or guaranty,

            (ix) any agreement containing any covenant limiting the freedom of the Company to engage in any line of business or to compete with any person,

             (x) any agreement relating to capital expenditures and involving future payments in excess of $50,000,

            (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

           (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

          (xiii) any purchase order or contract for the purchase of raw materials involving $10,000 or more,

           (xiv) any construction contracts,

            (xv) any distribution, joint marketing (including any pilot program), development, content provider, destination site or merchant agreement;

           (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

          (xvii) any other agreement that involves $50,000 or more or is not cancelable without penalty within thirty (30) days.

     Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(b) (any such agreement, contract or commitment, a "Contract"). Each
                                                        --------
Contract is in full force and effect and, except as otherwise disclosed in
Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto.

     2.13   Interested Party Transactions. Except as set forth on Schedule 2.13,
            -----------------------------
to the Company's knowledge, no officer, director or affiliate (as defined under Regulation C under the Securities Act of 1933, as amended (the "Securities
                                                                ----------
Act")) of the Company (nor any ancestor, sibling, descendant or spouse of any of
---
such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) an economic interest in any entity that purchases from or sells or furnishes to, the Company, any goods or services or
(iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(b); provided, that (x) ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13 and (y) this provision shall only apply if the terms and conditions applicable to the subject relationship are materially less favorable to the Company than the terms and conditions that could be obtained in an arms-length relationship.

     2.14   Compliance with Laws.  The Company has complied in all material
            --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.15   Litigation.  Except as set forth in Schedule 2.15, there is no
            ----------
action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers, directors or employees, in their respective capacities as such. Except as set forth in
Schedule 2.15, there is no investigation pending or to the Company's knowledge, threatened against the Company, its properties or any of its officers, directors or employees by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products in the present manner or style thereof.

     2.16   Insurance.  With respect to the insurance policies and fidelity
            ---------
bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

     2.17   Minute Books.  The minute books of the Company made available to
            ------------
counsel for Parent are the only minute books of the Company and contain a reasonably accurate summary of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of the Company.

     2.18   Environmental Matters.
            ---------------------

            (a) Hazardous Material.  The Company has not:  (i) operated any
                ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act
of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly and
-------------------
safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

            (b) Hazardous Materials Activities. The Company has not transported,
                ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

            (c) Permits.  The Company currently holds all environmental
                -------
approvals, permits, licenses, clearances and consents (the "Environmental
                                                            -------------
Permits") necessary for the conduct of the Company's Hazardous Material
-------
Activities and other businesses of the Company as such activities and businesses are currently being conducted.

            (d) Environmental Liabilities.  No action, proceeding, revocation
                -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.19   Brokers' and Finders' Fees; Third Party Expenses. Except as set
            ------------------------------------------------
forth on Schedule 2.19, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby. Any fee or commission owing to Sequoia Partners shall be paid by the Company's shareholders and not by the Company. Attached to
Schedule 2.19 are any agreements, written or oral, with respect to such fees.
Schedule 2.19 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.20   Employee Matters and Benefit Plans.
            ----------------------------------

            (a) Definitions. With the exception of the definition of "Affiliate"
                -----------
set forth in Section 2.20(a)(i) below (such definition shall only apply to this Section 2.20), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i) "Affiliate" shall mean any other person or entity under
                       ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                 (ii) "ERISA" shall mean the Employee Retirement Income
                       -----
Security Act of 1974, as amended;

                (iii) "Company Employee Plan" shall refer to any plan, program,
                       ---------------------
policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or any Affiliate has or may have any material liability contingent or otherwise;

                 (iv) "Employee" shall mean any current, former, or retired
                       --------
employee, officer, or director of the Company or any Affiliate;

                  (v) "Employee Agreement" shall refer to each management,
                       ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                 (vi) "IRS" shall mean the Internal Revenue Service;
                       ---

                (vii) "Multiemployer Plan" shall mean any "Pension Plan" (as
                       ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

               (viii) "Pension Plan" shall refer to each Company Employee Plan
                       ------------
which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

            (b) Schedule. Schedule 2.20(b) contains an accurate and complete
                --------
list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any stated plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement.

            (c) Documents.  The Company has provided to Parent (i) correct and
                ---------
complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan;
(iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS, the Department of Labor ("DOL") or any other governmental agency with respect to any
                      ---
Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan; (viii) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all discrimination tests, if any, for each Company Employee Plan for the most recent plan year; and (x) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

            (d) Employee Plan Compliance.  Except as set forth on Schedule
                ------------------------
2.20(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Acts of 1986 and subsequent legislation, or has a period of time remaining under applicable Treasury regulations or IRS pronouncements in which to apply for and obtain such a letter; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates and its (other than ordinary administration expenses typically incurred in a termination event); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under
Section 501(i) of ERISA or Section 4975 through 4980 of the Code.

            (e) Pension Plans.  The Company does not now, nor has it ever,
                -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

            (f) Multiemployer Plans. At no time has the Company contributed to
                -------------------
or been requested to contribute to any Multiemployer Plan.

            (g) No Post-Employment Obligations.  Except as set forth in Schedule
                ------------------------------
2.20(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

            (h) Effect of Transaction.
                ---------------------

                (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.20(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (ii) Except as set forth on Schedule 2.20(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of Section 280G(b)(2) of the Code.

            (i) Employment Matters.  The Company (i) is in compliance in all
                ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any workers compensation policy or long-term disability policy.

            (j) Labor.  No work stoppage or labor strike against the Company is
                -----
pending or, to the best knowledge of the Company, threatened. Except as set forth in Schedule 2.20(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in any liability to the Company. The Company does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in Schedule 2.20(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

     2.21   Representations Complete.  None of the representations or warranties
            ------------------------
made by the Company (as modified by the Company Schedules), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the stockholders of the Company in connection with soliciting their consent to this Agreement and the Merger (to the extent that such documents were prepared by or include information provided by the Company), contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.


                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1  Organization, Standing and Power.  Parent is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole. For purposes of this Article III, a reduction in the trading price of Parent's Common Stock, as reported by Nasdaq or any other automated quotation system or exchange, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not be deemed to have a Material Adverse Effect on Parent and its subsidiaries taken as a whole, whether occurring at any time or from time to time. The execution and delivery of this Agreement by Parent and Merger Sub do not, and, as of the Effective Time, the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any agreement required to be filed as an exhibit to any registration statement or report filed with the SEC (as defined below) or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub, which would have a Material Adverse Effect on Parent and its subsidiaries taken as a whole. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any governmental Entity or any third party (so as not to trigger any conflict), is required by Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and federal, state or foreign anti-trust laws, (iii) such consents, waivers, authorizations, filings, approvals and registrations which are required to be obtained by the Company and (iv) such other consents, waivers, authorizations, filings, approvals and registrations, the absence of which could not reasonably be expected to have a Material Adverse Effect on the business or financial condition of Parent and its subsidiaries taken as a whole.

     3.2    Authority.  Parent and Merger Sub have all requisite corporate power
            ---------
and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with its terms.

     3.3    Capital Structure.
            -----------------

            (a) The authorized stock of Parent consists of 100,000,000 shares of Common Stock, of which 21,456,058 shares were issued and outstanding as of July 31, 1998, and 10,000,000 shares of Preferred Stock, none of which is issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, 1,000 shares of which, as of the date hereof, are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

            (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable and, when issued in accordance with the terms of this Agreement, will be free and clear of any liens, claims, encumbrances or restrictions other than (i) liens or encumbrances created by or imposed upon the holders thereof; or (ii) other than as required by the provisions of this Agreement; or (iii) applicable federal or state securities laws.

     3.4    SEC Documents; Parent Financial Statements.  Parent has furnished or
            ------------------------------------------
made available to the Company true and complete copies of all reports or registration statements filed by it with the U.S. Securities and Exchange Commission (the "SEC") under the
                                                       ---
Securities Exchange Act of 1934 (the "Exchange Act") or the Securities Act
                                      ------------
for all periods subsequent to June 9, 1998, all in the form so filed (all of the foregoing being collectively referred to as the "SEC Documents"). As of their
                                                 --------------
respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, or the Securities Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent
                                                                 -------
Financial Statements") comply as to form in all material respects with
--------------------
applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) and present fairly the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments). There has been no change in Parent accounting policies except as described in the notes to the Parent Financial Statements.

     3.5    No Material Adverse Change.  Since the date of the balance sheet
            --------------------------
included in the Parent's most recently filed report on Form 10-Q, Parent has conducted its business in the ordinary course and there has not occurred: (a) any material adverse change in the financial condition, liabilities, assets or business of Parent; (b) any amendment or change in the Certificate of Incorporation or Bylaws of Parent; or (c) any damage to, destruction or loss of any assets of the Parent, (whether or not covered by insurance) that materially and adversely affects the financial condition or business of Parent. For purposes of this section, a reduction in the trading price of Parent's Common Stock, as reported by Nasdaq or any other automated quotation system or exchange, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

     3.6    Litigation.  There is no action, suit, proceeding, claim,
            ----------
arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement.


                                   ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1    Conduct of Business of the Company.  During the period from the date
            ----------------------------------
of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any materially negative event involving or adversely affecting the Company or its business. Except as expressly contemplated by this Agreement, the Company shall not, without the prior written consent of Parent, provided that such consent shall not be unreasonably withheld:

            (a) Enter into any commitment or transaction not in the ordinary course of business.

            (b) Transfer to any person or entity any rights to the Company Intellectual Property Rights (other than pursuant to End-User Licenses in the ordinary course of business);

            (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

            (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

            (e) Commence any litigation except to enforce its rights hereunder or under any agreements related hereto;

            (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

            (g) Except for the issuance of shares of Company Capital Stock upon exercise or conversion of presently outstanding Company Options, warrants or Company Preferred Stock, or the grant of stock options to new employees pursuant to outstanding written offers of employment, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

            (h) Cause or permit any amendments to its Certificate of Incorporation or Bylaws;

            (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $10,000 in the case of a single transaction or in excess of $50,000 in the aggregate in any 30-day period;

            (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

            (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

            (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except payments made pursuant to written agreements outstanding on the date hereof;

            (m) Subject to the provisions of Section 4.5 below, adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, except as consistent with the ordinary course of the Company consistent with past practice (provided that the price per share of any equity participation in the Company shall be agreed in advance by Parent);

            (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

            (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or that arose in the ordinary course of business subsequent to July 31, 1998 or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated hereby;

            (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

            (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (p) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2    No Solicitation.  Until the earlier of the Effective Time and the
            ---------------
date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (b) provide information with respect to the Company to any person other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets, (c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any material portion of its or their capital stock or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall promptly notify Parent thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request.

     4.3    Strategic Agreements. The Company agrees that it will not enter into
            --------------------
any strategic alliance, joint development or joint marketing agreement during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time unless it has first consulted with the Chief Financial Officer of Parent.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1    Registration Rights Agreement.  Parent agrees that the Shareholders
            -----------------------------
receiving Parent Common in the Merger shall be entitled to the registration rights set forth in the Registration Rights Agreement of even date herewith between the Company, the Parent, and such Shareholders in the form attached hereto as Exhibit A.
          ---------

      5.2  Stockholder Meetings.  As promptly as practicable after the execution
           --------------------
of this Agreement and at such time as Parent may request, the Company shall submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by applicable law. The Company shall use its reasonable efforts to solicit and obtain the consent of its stockholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the Company's stockholders shall be subject to review and approval by Parent and include information regarding the Company, the terms of the

Merger and this Agreement and the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

     5.3    Access to Information.  Subject to any applicable contractual
            ---------------------
confidentiality obligations (which the Company or the Parent, as the case may be, shall use its best efforts to cause to be waived) each party shall afford the others and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and
(b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.4    Confidentiality.  Each of the parties hereto hereby agrees to and
            ---------------
reaffirms the terms and provisions of the Mutual Nondisclosure Agreement between Parent and the Company dated as of July 9, 1998.

     5.5    Expenses.  Whether or not the Merger is consummated, all fees and
            --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     5.6    Public Disclosure.  Unless otherwise required by law (including,
            -----------------
without limitation, securities laws) or, as to Parent, by the rules and regulations of the National Association of Securities Dealers, Inc., prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto unless approved by Parent and the Company prior to release, provided that such approval shall not be unreasonably withheld.

     5.7    Consents. The Company shall use its reasonable efforts to obtain the
            --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve all rights of, and benefits to the Company thereunder.

     5.8    FIRPTA Compliance. On the Closing Date, the Company shall deliver to
            -----------------
Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation
Section 1.1445-2(c)(3).

     5.9    Reasonable Efforts.  Subject to the terms and conditions provided in
            ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.10   Notification of Certain Matters.  The Company shall give prompt
            -------------------------------
notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time except as contemplated by their Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.11   Pooling Accounting.  Parent and the Company shall each use its
            ------------------
reasonable efforts to cause the business combination to be effected by the Merger to be accounted for as a pooling of interests. Each of Parent and the Company shall use its reasonable efforts to cause its respective employees, directors, stockholders and affiliates not to take any action that would adversely affect the ability of Parent to account for the business combination to be effected by the Merger as a pooling of interests. Except for any agreements in effect as of the date hereof, neither Parent nor the Company shall take any action, either before or after consummation of the Merger, including the acceleration of vesting of any options, warrants, restricted stock or other rights to acquire shares of the capital stock of the Company, which reasonably would be expected to (i) interfere with Parent's ability to account for the Merger as a pooling of interests or (ii) jeopardize the tax-free nature of the reorganization hereunder.

     5.12   Affiliate Agreements. Schedule 5.12 sets forth those persons who, in
            --------------------
the Company's reasonable judgment, are "affiliates" of the Company within the meaning of Rule 145 (each such person an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Each of Parent and the Company has delivered or shall cause to be delivered to the other, concurrently with the execution of this Agreement, from each of their respective Affiliates, an executed Affiliate Agreement in the form attached hereto as Exhibit B or Exhibit C. Parent and Merger Sub shall be
                   ---------    ---------
entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Parent Common Stock, consistent with the terms of such Affiliate Agreements.

     5.13   Additional Documents and Further Assurances.  Each party hereto, at
            -------------------------------------------
the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.14   Form S-8. Parent shall file a registration statement on Form S-8 for
            --------
the shares of Parent Common Stock issuable with respect to assumed Company Options no later than December 9, 1998.

     5.15   NMS Listing.  On or before the Closing, Parent shall authorize for
            -----------
listing on the Nasdaq Stock Market the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

     5.16   Voting Agreements.  Concurrently with the execution of this
            -----------------
Agreement, the Company will cause the persons and entities listed in the preamble to Exhibit D hereto to execute Voting Agreements in the form attached
            ---------
hereto as Exhibit D (the "Voting Agreements"), agreeing, among other things, to
          ---------       -----------------
vote in favor of the Merger and against any competing proposals.

     5.17   Employment and Non-Competition Agreements.  Concurrently with the
            -----------------------------------------
execution of this Agreement, the Company will cause the employees listed on
Schedule 5.17 to execute Employment and Non-Competition Agreements in the form attached hereto as Exhibit F (the "Employment and Non-Competition Agreements").
                   ---------       -----------------------------------------

     5.18   Blue Sky Laws.  Parent shall take such steps as may be necessary to
            -------------
comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Parent Common Stock pursuant hereto. The Company shall use its best efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

     5.19   Indemnification.  Parent shall either (i) cause the Company to
            ---------------
continue to indemnify or (ii) directly indemnify the persons who are currently officers and directors of the Company substantially in accordance with the Bylaws of the Company as they are currently in effect for action or inaction by such person prior to the Merger.

     5.20   Employee Benefits.  All Company employees shall be entitled to
            -----------------
participate in all employee benefit plans and programs of Parent that are available to other employees of Parent or its subsidiaries in comparable positions, and all parent employee benefit plans and programs shall give Company employees full credit for their prior employment by Company. In the case of medical and health insurance coverage, Parent shall cause the Surviving Corporation to either continue to insure Company employees under Company's existing insurance plans or provide generally comparable medical and health insurance with no limitations, restrictions or reduction in benefits related to preexisting conditions, waiting periods, deductibles, copayments, stop-loss provisions or similar features.

     5.21   Termination of Company Investor Rights.  The Company shall take such
            --------------------------------------
steps as may be necessary to provide for the termination as of Closing of all Company investor rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or to operational covenants.


                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

     6.1    Conditions to Obligations of Each Party to Effect the Merger.  The
            ------------------------------------------------------------
respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

            (a) Stockholder Approval.  This Agreement and the Merger shall have
                --------------------
been approved and adopted by the stockholders of the Company by the requisite vote under applicable law and the Company's Certificate of Incorporation.

            (b) No Injunctions or Restraints; Illegality.  No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

            (c) Opinion of Accountants. Each of Parent and the Company shall
                ----------------------
have received letters from PricewaterhouseCoopers LLP affirming that firm's written concurrence, delivered concurrently with the Closing, with Parent management's and the Company management's conclusions, respectively, as to the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion No. 16, if consummated in accordance with this Agreement.

            (d) Affiliate Agreements.  Each of the parties identified by the
                --------------------
Company or Parent as being one of their respective Affiliates shall have delivered an executed Affiliate Agreement which shall be in full force and effect.

            (e) Registration Rights.  Each of the parties to the Registration
                -------------------
Rights Agreement shall have delivered an executed counterpart of the Registration Rights Agreement.

            (f) Tax Opinions.  Parent and the Company shall each have received
                ------------
substantially identical written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this

Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinion.

     6.2    Additional Conditions to Obligations of the Company. The obligations
            ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            (a) Representations and Warranties.  The representations and
                ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on Parent; and the Company shall have received a certificate to such effect signed on behalf of Parent by a duly authorized officer of Parent.

            (b) Agreements and Covenants.  Parent and Merger Sub shall have
                ------------------------
performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by a duly authorized officer of Parent.

            (c) Third Party Consents. The Company shall have been furnished with
                --------------------
evidence satisfactory to it that Parent has obtained the consents, approvals and waivers set forth in Schedule 6.2(c).

            (d) Legal Opinion.  The Company shall have received a legal opinion
                -------------
from Wilson Sonsini Goodrich & Rosati, P.C., counsel to Parent, in substantially the form attached hereto as Exhibit D.
                            ---------

            (e) Material Adverse Change.  There shall not have occurred any
                -----------------------
material adverse change in the business, assets (including intangible assets), financial condition or results of operations of Parent since June 30, 1998. For purposes of this condition, a reduction in the trading price of Parent's Common Stock, as reported by Nasdaq or any other automated quotation system or exchange, changes in economic conditions or changes in the industry and markets in which the Parent competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

     6.3    Additional Conditions to the Obligations of Parent and Merger Sub.
            -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this

Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

           (a) Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement (including the Company Schedules) and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, except, in all such cases, for such breaches, inaccuracies or omissions of such representations and warranties which have neither had nor reasonably would be expected to have a Material Adverse Effect on the Company or Parent; and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by a duly authorized officer of the Company;

            (b) Agreements and Covenants.  The Company shall have performed or
                ------------------------
complied (which performance or compliance shall be subject to the Company's ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by a duly authorized officer of the Company;

            (c) Third Party Consents.  Parent shall have been furnished with
                --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

            (d) Legal Opinion.  Parent shall have received a legal opinion from
                -------------
Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, legal counsel to the Company, in substantially the form attached hereto as Exhibit E.
                                                          ---------

            (e) Balance Sheet. Parent shall have received a balance sheet of the
                -------------
Company, dated no later than two weeks prior to the Closing, indicating that the Company's net worth is not less than a negative one million dollars (-$1,000,000), together with a certificate executed by the President and Chief Financial Officer of the Company stating that there have been no material changes to the balance sheet from its date through the Closing.

            (f) Material Adverse Change.  There shall not have occurred any
                -----------------------
material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since July 31, 1998. For purposes of this condition, changes in economic conditions or changes in the industry and markets in which the Company competes shall not constitute a material adverse change, whether occurring at any time or from time to time.

            (g) Dissenters' Rights.  Holders of more than 3% of the outstanding
                ------------------
shares of Company Capital Stock shall not have exercised, nor shall they have any continued right to exercise, appraisal, dissenters' or similar rights under applicable law with respect to their shares by virtue of the Merger.

            (h) Termination of Company Investor Rights.  All Company investor
                --------------------------------------
rights granted by the Company to its stockholders and in effect prior to the Closing, including but not limited to rights of co-sale, voting, registration, first refusal, board observation or information or to operational covenants, shall terminate as of the Closing.

            (i) Validity of Employment Agreements.  All Employment Agreements
                ---------------------------------
entered into in connection with this Agreement shall continue to be in full force and effect at the Closing.

            (j) Conversion of Preferred Stock. All shares of the Series A,
                -----------------------------
Series B, Series C and Series D Preferred Stock of the Company shall have converted into Company Common Stock in accordance with the Company's Certificate of Incorporation, subject to and effective upon the consummation of the Merger.


                                  ARTICLE VII

               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1    Survival of Representations and Warranties.  All of the Company's
            ------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement (each as modified by the Company Schedules) shall survive the Merger and continue until 5:00 p.m., California time, on the date which is one year following the Closing Date (the "Expiration Date").

     7.2    Escrow Arrangements.
            -------------------

            (a) Escrow Fund.  At the Effective Time the Company's stockholders
                -----------
will be deemed to have received and deposited with the Escrow Agent (as defined below) the Escrow Amount (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time) without any act of any stockholder. As soon as practicable after the Effective Time, the Escrow Amount, without any act of any stockholder, will be deposited with U.S. Bank Trust NA (or other institution acceptable to Parent and the Securityholder Agent (as defined in Section 7.2(g) below)) as Escrow Agent (the "Escrow Agent"), such deposit to constitute an escrow fund
                   ------------
(the "Escrow Fund") to be governed by the terms set forth herein and at Parent's
      -----------
cost and expense. The portion of the Escrow Amount contributed on behalf of each stockholder of the Company shall be in proportion to the aggregate Parent Common Stock which such holder would otherwise be entitled under Section 1.6(a). No portion of the Escrow Amount shall be contributed in respect of any Company Options or warrants. The Escrow Fund shall be available to compensate Parent and its affiliates for any claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (hereinafter individually a "Loss" and collectively
                                                       ----
"Losses") incurred by Parent, its officers, directors, or affiliates (including
 ------
the Surviving Corporation) directly or indirectly as a result of (i) any inaccuracy or breach of a representation or warranty of the Company or any contained in Article II herein (as modified by the Company Schedules), (ii) any failure by the Company to perform or comply with any covenant contained herein,
(iii) the payment of $500,000 in connection with the obligation of the Company set forth in Schedule 2.19, which payment shall be deemed a "Loss" for purposes of this Agreement (the "Fee Payment") or (iv) the payment by the Parent of cash to Imperial Bank in connection with the exercise of the put right contained in that certain Warrant dated June 27, 1997 (the "Warrant Payment"). Parent may not receive any shares from the Escrow Fund unless and until Officer's Certificates (as defined in paragraph (d) below) identifying Losses, the aggregate amount of which exceed $75,000, have been delivered to the Escrow Agent as provided in paragraph (e) and such amount is determined pursuant to this Article VII to be payable; in such case, Parent may recover shares from the Escrow Fund equal in value to all indemnified Losses; provided, however, that in connection with the
                                 -----------------
Fee Payment, Parent shall receive shares from the Escrow Fund immediately following the Closing in an amount equal to the Fee Payment and/or the Warrant Payment (in accordance with Section 7.2(d)(ii) below) and such shares shall be paid without regard to the $75,000 limitation referenced above.

            (b) Escrow Period; Distribution upon Termination of Escrow Periods.
                --------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the Effective Time and shall terminate at 5:00 p.m., California time, on the Expiration Date (the "Escrow Period"); provided that the
                                              -------------
Escrow Period shall not terminate with respect to such amount (or some portion thereof), that together with the aggregate amount remaining in the Escrow Fund is necessary in the reasonable judgment of Parent, subject to the objection of the Securityholder Agent and the subsequent arbitration of the matter in the manner provided in Section 7.2(f) hereof, to satisfy any unsatisfied claims concerning facts and circumstances existing prior to the termination of such Escrow Period specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of such Escrow Period. As soon as all such claims have been resolved, the Escrow Agent shall deliver to the stockholders of the Company the remaining portion of the Escrow Fund and not required to satisfy such claims. Deliveries of Escrow Amounts to the stockholders of the Company pursuant to this Section 7.2(b) shall be made in proportion to their respective original contributions to the Escrow Fund.

            (c) Protection of Escrow Fund.
                -------------------------

                (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which
         ----------
have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of

Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

                (iii) Each stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

            (d) Claims Upon Escrow Fund.
                -----------------------

                (i) Upon receipt by the Escrow Agent at any time on or before the last day of the Escrow Period of a certificate signed by the Chief Executive Officer, Chief Financial Officer or General Counsel of Parent (an "Officer's
                                                                   ---------
Certificate"): (A) stating that Parent has paid or properly accrued or
-----------
reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related, the Escrow Agent shall, subject to the provisions of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund, as promptly as practicable, shares of Parent Common Stock held in the Escrow Fund in an amount equal to such Losses provided, however, that no shares of Parent Common Stock shall be delivered to Parent, as a result of a claim based upon an accrual or upon a substantial likelihood of having to incur, pay or accrue Losses until such time as the Parent has actually incurred or paid Losses. All shares of Parent Common Stock subject to such claims shall remain in the Escrow Fund until Losses are actually incurred or paid or the Parent determines in its reasonably good faith judgment that no Losses will be required to be incurred or paid (in which event such shares shall be distributed to the former Company Stockholders in accordance with Section 7.2(b)).

                (ii) For the purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund pursuant to
Section 7.2(d)(i) hereof, the shares of Parent Common Stock shall be valued at the average of the closing prices of Parent's Common Stock on the principal securities exchange on which Parent's Common Stock is then traded, or if not so traded, the National Market System of the National Association of Securities Dealers Automated Quotation system, in either case as reported in The Wall
                                                                  --------
Street Journal for the five (5) consecutive trading days ending on the date that
--------------
is two (2) trading days prior to the Closing Date. Parent and the Securityholder Agent shall certify such fair market value in a certificate signed by both Parent and the Securityholder Agent, and shall deliver such certificate to the Escrow Agent.

            (e) Objections to Claims.  At the time of delivery of any Officer's
                --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Securityholder Agent and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) hereof unless the Escrow Agent shall have received written authorization from the Securityholder Agent to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent

Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof, provided that no such payment or delivery may be made if the Securityholder Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such thirty (30) day period.

            (f) Resolution of Conflicts; Arbitration.
                ------------------------------------

                (i) In case the Securityholder Agent shall so object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Parent and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

              (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Mateo or Santa Clara Counties, California under the rules then in effect of the Judicial Arbitration and Mediation Services, Inc. For purposes of this
Section 7.2(f), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Parent shall be deemed to be the Non-Prevailing Party in the event that the arbitrators award Parent less than the sum of one-half (1/2) of the disputed amount plus any amounts not in dispute; otherwise, the stockholders of the Company as represented by the Securityholder Agent shall be deemed to be the Non-Prevailing Party. The Non-

Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative costs of the arbitration, and the expenses, including without limitation, reasonable attorneys' fees and costs, incurred by the other party to the arbitration.

            (g) Securityholder Agent of the Stockholders; Power of Attorney.
                -----------------------------------------------------------

                (i) In the event that the Merger is approved, effective upon such vote, and without further act of any stockholder, Scott Walchek and John Fisher shall each be appointed as agent and attorney-in-fact (each a "Securityholder Agent") for each stockholder of the Company (except such
 --------------------
stockholders, if any, as shall have perfected their appraisal or dissenters' rights under Delaware Law or California Law), for and on behalf of stockholders of the Company, to give and receive notices and communications, to authorize delivery to Parent of shares of Parent Common Stock from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the stockholders of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the stockholders of the Company.

                (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The stockholders of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

            (h) Actions of the Securityholder Agent. A decision, act, consent or
                -----------------------------------
instruction of the Securityholder Agent shall constitute a decision of all the stockholders for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such stockholders, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such stockholder of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

            (i) Third-Party Claims. In the event Parent becomes aware of a
                ------------------
third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the stockholders of the Company, shall be entitled, at their expense, to participate in any defense of such claim. Parent shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Escrow Fund. In the event that the Securityholder Agent has consented to any such settlement and acknowledged that the claim is a valid claim against the Escrow Fund, the Securityholder Agent shall have no power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

            (j) Escrow Agent's Duties.
                ---------------------

                  (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Securityholder Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

                 (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                 (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  (v) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or
(B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with the legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

                  (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

                 (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

                (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

            (k) Fees. All fees of the Escrow Agent for performance of its duties
                ----
hereunder shall be paid by Parent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation. Parent promises to pay these sums upon demand.

            (l) Maximum Liability and Remedies. Except for intentional fraud and
                ------------------------------
willful misconduct, the rights of the Parent to make claims upon the Escrow Fund in accordance with this Article VII shall be the sole and exclusive remedy of Parent and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Company under this Agreement and no former stockholder, optionholder, warrantholder, director, officer, employee or agent of Company shall have any personal liability to Parent or the Surviving Corporation after the Closing in connection with the Merger.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1    Termination. Except as provided in Section 8.2 below, this Agreement
            -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

            (a) by mutual consent of the Company and Parent;

            (b) by Parent or the Company if: (i) the Effective Time has not occurred by October 31, 1998 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date);
(ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

            (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent;

            (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within twenty (20) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within twenty (20) days (but no cure period shall be required for a breach which by its nature cannot be cured);

            (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within twenty (20) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within twenty (20) days (but no cure period shall be required for a breach which by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2    Effect of Termination. In the event of termination of this Agreement
            ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void, there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or stockholders, provided that, the provisions of Sections 5.4 and 5.5 and Article VIII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3    Amendment.  Except as is otherwise required by applicable law after
            ---------
the stockholders of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4    Extension; Waiver.  At any time prior to the Effective Time, Parent
            -----------------
and Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1    Notices.  All notices and other communications hereunder shall be in
            -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Parent or Merger Sub, to:

                Inktomi Corporation
                1900 South Norfolk Street
                Suite 310
                San Mateo, California 94403
                Attention:  Timothy J. Stevens, Esq.
                            Vice President, General Counsel
                Telephone No.:  (650) 653-2800
                Facsimile No.:  (650) 653-2891

                with a copy to:

                Wilson Sonsini Goodrich & Rosati, P.C.
                650 Page Mill Road
                Palo Alto, California 94304
                Attention:  Douglas H. Collom, Esq.
                            Roger E. George, Esq.
                Telephone No.:  (650) 493-9300
                Facsimile No.:  (650) 493-6811

            (b) if to the Company, to:

                C\2\B Technologies, Inc.
                1400 Fashion Blvd., #309
                San Mateo, California 94404
                Attention: Chief Executive Officer
                Telephone No.:  (650)
                Facsimile No.:  (650)
                with a copy to:

                Gunderson Dettmer Stough Villeneuve
                   Franklin & Hachigian, LLP
                155 Constitution Drive
                Menlo Park, California 94025
                Attention:  Scott C. Dettmer, Esq.
                Telephone No.:  (650) 321-2400
                Facsimile No.:  (650) 321-2800

            (c) if to the Securityholder Agent:

                Telephone No.:  (415) 233-7600
                Facsimile No.:  (415) 233-7606

            (d) if to the Escrow Agent:

                U.S. Bank Trust NA
                Global Escrow Depository Services
                One California Street, 4th Floor
                San Francisco, California 94111
                Attention: Ann Gadsby
                Telephone No.:  (415) 273-4532
                Facsimile No.:  (415) 273-4593


     9.2    Interpretation. The words "include," "includes" and "including" when
            --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3    Counterparts.  This Agreement may be executed in one or more
            ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4    Entire Agreement; Assignment.  This Agreement, the schedules and
            ----------------------------
Exhibits hereto, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5    Severability.  In the event that any provision of this Agreement or
            ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6    Other Remedies. Except as otherwise provided herein, including as
            --------------
set forth in Section 7.2(l) any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7    Governing Law.  This Agreement shall be governed by and construed in
            -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8    Rules of Construction.  The parties hereto agree that they have been
            ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9    Specific Performance.  The parties hereto agree that irreparable
            --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company the Securityholder Agent (as to Article VII only) and the Escrow Agent (as to matters set forth in Article VII only) have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



C\2\B TECHNOLOGIES, INC.               INKTOMI CORPORATION



By   __________________________        By   __________________________
     Scott Walchek                          David Peterschmidt
     President and Chief Executive          President and Chief Executive
     Officer                                Officer



SECURITYHOLDER AGENTS:                 IC MERGER CORP.


_______________________________        By   __________________________
Scott Walcheck                              David Peterschmidt
                                            President and Chief Executive
                                            Officer



_______________________________
John Fisher


ESCROW AGENT



By_____________________________
   Name:
   Title:



                         **REORGANIZATION AGREEMENT**

                                  EXHIBIT A
                                  ---------











                        REGISTRATION RIGHTS AGREEMENT

                                   Between


                             INKTOMI CORPORATION


                                     and


                             C2B TECHNOLOGIES, INC.


                        Dated as of September ___, 1998

                        REGISTRATION RIGHTS AGREEMENT

    This Registration Rights Agreement (this "Agreement") is made and entered into as of September ___, 1998 by and among Inktomi Corporation, a Delaware corporation (the "Parent"), and each of the holders of the Parent's Common Stock, $.01 par value per share ("Parent Common Stock"), set forth in the Schedule of Stockholders attached as Exhibit A hereto (each, a "Holder"). Each of the Holders has received Parent Common Stock in connection with the merger of C2B Technologies, Inc. ("C2B") with a wholly owned subsidiary of the Parent pursuant to an Agreement and Plan of Reorganization dated as of August 31, 1998 (the "Reorganization Agreement").

    NOW, THEREFORE, in consideration of the representations, warranties, covenants and conditions herein and in the Reorganization Agreement, the parties hereto hereby agree as follows:


                                  SECTION 1
                             REGISTRATION RIGHTS

   1.1   Certain Definitions.  As used in this Agreement:
         -------------------

         (a) The term "beneficially owned" refers to the meaning of such terms as provided in Rule 13d-3 promulgated under the Exchange Act.

         (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

         (c) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

         (d) The term "Holder" means each Stockholder and any transferee of Registrable Securities pursuant to Section 1.9 of this Agreement, provided that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 1.10.

         (e) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

         (f) The term "Registrable Securities" means (i) the Parent Common Stock and (ii) any Parent Common Stock issued by the Parent upon any stock split, stock dividend, recapitalization, or similar event; provided, that if, upon any
                                                    --------
stock dividend, recapitalization or similar event, the Parent issues securities which are not immediately convertible into Common Stock, the term "Registrable Securities" shall also include such securities.

         (g) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

         (h) The term "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

   1.2   Parent Registration.
         -------------------

         (a) If, at any time or from time to time after the date of this Agreement and prior to the first anniversary of the merger contemplated by the Reorganization Agreement, the Parent shall determine to register any of its securities in connection with an offering of its securities to the general public for cash on a form which would permit the registration of Registrable Securities, other than (i) a registration relating solely to employee benefit plans on Form S-1 or S-8 or similar forms which may be promulgated in the future, or (ii) a registration on Form S-4 or similar form which may be promulgated in the future relating solely to a SEC Rule 145 transaction, the Parent will promptly give to the Holders written notice thereof and include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests, made within thirty (30) business days after mailing or personal delivery of such written notice from the Parent by any Holders. Such written request may specify all or a part of the Holder's Registrable Securities.

         (b) If the registration of which the Parent gives notice is for a registered public offering involving an underwriting, the Parent shall so advise the Holders as a part of the written notice given pursuant to Section 1.2(a).
In such event the right of any Holder to registration pursuant to this Section
1.2 shall be conditioned upon such Holder's participating in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Parent) enter into an underwriting agreement in the form negotiated by the Parent with the underwriter or underwriters selected for such underwriting by the Parent. Notwithstanding any other provision of this Section 1.2, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in such registration and underwriting to not less than thirty percent (30%) of the total amount of securities sought to be included in such registration (based on aggregate market values). The Parent shall so advise all Holders whose securities would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in such registration held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such holder may elect to withdraw therefrom by written notice to the Parent and the underwriter.

         (c) In the case of each registration effected by the Parent pursuant to
Section 1.2, the Parent will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Parent will furnish such number of prospectuses and other documents incident thereto as a Holder participating in such registration from time to time may reasonably request.

   1.3   Shelf Registration.
         ------------------

         (a) Parent Common Stock.  Subject to the terms of this Agreement, and
             -------------------
only if the Parent does not consummate an offering under the terms set forth in
Section 1.2 above prior to December 31, 1998, in connection with which the Holders have the opportunity to register and sell at least 50% of the Parent Common Stock received by them pursuant to the Reorganization Agreement, then the Parent shall:

                 (i) give written notice of the registration contemplated by this Section 1.3 to all Holders; and

                (ii)  as soon as practicable following the earlier to occur of
(i) an offering under the terms set forth in Section 1.2 above where such offering is completed prior to December 31, 1998, or (ii) a determination by the Parent not to proceed with such offering at any time prior to December 31, 1998, use its reasonable best efforts to file within 45 days thereafter a registration statement or such other documents as may be necessary to effect such registration, (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as would permit or facilitate the sale and distribution of all of Registrable Securities then outstanding (other than any Registrable Securities which any Holder may direct the Parent to exclude from such registration);

provided, however, that the Parent shall not be obligated to take any action (A)
--------  -------
to effect any such registration, qualification or compliance pursuant to this
Section in any particular jurisdiction in which the Parent would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act or (B) prior to the publication of financial results covering at least thirty (30) days of the combined operations of the Parent and C2B after the merger contemplated by the Reorganization Agreement has been completed, and such publication is in accordance with the requirements of Accounting Series Release No. 130 of the Securities and Exchange Commission.

     Notwithstanding the foregoing obligation of the Parent under this Section 1.3, if the Parent shall furnish to the Holder or Holders requesting a Registration Statement pursuant to this Section a certificate signed by the President of the Parent stating that in the good faith judgment of such officer, it would be detrimental to the Parent and its stockholders for such Registration Statement to be filed at such time and it is therefore essential to defer the filing of such Registration Statement, the Parent shall have the right to defer such filing for a period of not more than 30 days beyond the 45 day period permitted under Section 1.3(a)(ii) above.

   1.4   Obligations of the Parent.  In connection with any registration of
         -------------------------
Registrable Securities pursuant to this Section 1, the Parent shall:

         (a) Use its commercially reasonable efforts to cause such registration statement to become effective and to remain effective until the earlier of (A) 180 days from the effective date thereof or (B) the sale of all of such shares of Registrable Securities so registered.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus (the "Prospectus") used in connection therewith as may be necessary to make and to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered in such registration statement.

         (c) Furnish to the participating Holders or the underwriters such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus), in conformity with the requirements of the Securities Act, as the Holders may reasonably request in order to effect the offering and sale of the shares of Registrable Securities to be offered and sold, but only while the Parent shall be required under the provisions hereof to cause the registration statement to remain current.

         (d) Use its best efforts to register or qualify the shares of Registrable Securities covered by such registration statement under the securities or Blue Sky laws of such states as the participating Holders shall reasonably request, maintain any such registration or qualification current until the earlier of (A) 180 days from the effective date thereof or (B) the sale of all the shares of Registrable Securities so registered; provided, however, that the Parent shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Parent is not so qualified.

         (e) Take all such other action either necessary or desirable to permit the shares of Registrable Securities held by the Holders to be registered and disposed of in accordance with the method of disposition described herein.

         (f) Enter into and perform its obligations under an underwriting agreement, if applicable, in usual and customary form, with the managing underwriter, if any, selected by a majority-in-interest of such Holders with respect to such offering. Each participating Holder participating in such underwriting shall also enter into and perform its obligations under any such agreement.

         (g) Cause all Registrable Securities registered pursuant to this
Section 1 to be listed on The Nasdaq National Market or such other exchange as the Parent's Common Stock is then listed or quoted.

   1.5 Notwithstanding anything else in this Section 1, if, at any time during which a Prospectus is required to be delivered in connection with the sale of Registrable Securities, the President of the Parent determines in good faith that a development has occurred or a condition exists as a result of which the registration statement or the related prospectus contains or incorporates by reference a material misstatement or omission, the correction of which would require the premature disclosure of confidential information that would, in the good faith determination of the Board of Directors, materially and adversely affect the Parent, the Parent will immediately notify the Holders thereof by telephone and in writing. Upon receipt of such notification, the Holders will immediately suspend all offers and sales of any Registrable Securities pursuant to the registration statement for a period not to exceed 20 days; provided, however, that the total number of days during which the Holders may be prevented hereby from engaging in offers and sales of Registrable Securities shall not exceed 45 days in the aggregate.

   1.6   Expenses.
         --------

         (a) All expenses, other than underwriting discounts and commissions, if any, incurred in connection with any registration pursuant to Section 1.2,
Section 1.3 and Section 1.4 shall be borne by the Parent. The costs and expenses of any such registration shall include, without limitation, the reasonable fees and expenses of the Parent's counsel and its accountants, the reasonable fees and expenses of one counsel for the Holders and all other costs and expenses of the Parent incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Parent's transfer agent and all other costs and expenses of complying with the provisions of this Section 1 with respect to such registration (collectively, "Registration Expenses").

         (b) Excluding the Registration Expenses, the participating Holders shall pay all other expenses incurred on their behalf with respect to any registration pursuant to Section 1.2, Section 1.3 or 1.4, including any counsel for the participating Holders (other than counsel as provided in Section 1.3(a)) and all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to such registration statement.

   1.7   Indemnification.
         ---------------

         (a) To the extent permitted by law, the Parent will indemnify each Holder (excluding Holders who are then directors or officers of the Parent), each of their respective officers and directors, and each person controlling such person, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Parent of any rule or regulation promulgated under the Securities Act or any state securities laws or rule or regulation promulgated thereunder applicable to the Parent and relating to action or inaction required of the Parent in connection with any such registration, qualification or compliance, and will reimburse each such person, each of its officers and directors, and each person controlling such person, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Parent will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Parent by an instrument duly executed by such person or underwriter and stated to be specifically for use therein.

         (b) To the extent permitted by law, each Holder will, if Registrable Securities held by or issuable to such person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Parent, its legal counsel, each of its directors and officers who sign such registration statement, each underwriter, if any, of the Parent's securities covered by such a registration statement, each person who controls the Parent within the meaning of the Securities Act and each other such Holder, each of its officers and directors and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Parent, such Holders, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Parent by an instrument duly executed by such Holder and stated to be specifically for use therein; and provided, further, that the Parent will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Parent's failure to provide such prospectus (as amended or supplemented). In no event shall any indemnity obligation of a Holder under this Section 1.7(b) exceed the net proceeds from such Holder's sale of the Registrable Securities giving rise to such obligation.

         (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, if such counsel is other than counsel named herein, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall, if such failure is prejudicial to the Indemnifying Party's ability to defend such action, relieve the Indemnifying Party of its obligations under this Section 1, but not of any obligation arising apart from this Section 1. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If any such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Indemnifying Party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 1.7, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and such Indemnifying Party shall reimburse such Indemnified Party and any person controlling such Indemnified Party for that portion of the fees and expenses of any counsel retained by the Indemnified Party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 1.7.

   1.8   Information by Holder.  The Holders whose securities are included in
         ---------------------
any registration effected pursuant to this Section 1 shall furnish in writing to the Parent such information regarding such persons and the distribution proposed by such persons as the Parent may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1. The Parent's obligations under this Section 1 are conditioned upon compliance by such persons with the provisions of this Section 1.8.

   1.9   Sale without Registration.  The holder of each certificate
         -------------------------
representing securities of the Parent required to bear the legend in substantially the form set forth in the Reorganization Agreement (or any similar legend) by acceptance thereof agrees to comply in all respects with the provisions of this Section 1.9. Prior to any proposed transfer of any Registrable Securities which shall not be registered under the Securities Act, the holder thereof shall give written notice to the Parent of such holder's intention to effect such transfer, accompanied by: (a) such information as is reasonably necessary in order to establish that such transfer may be made without registration under the Securities Act; and (b) except for transfers proposed to be made in accordance with SEC Rule 144 (as in effect at the date hereof and as amended from time to time thereafter) or to any constituent partner of any Holder, at the expense of the Holder or transferee, an unqualified written opinion of legal counsel, satisfactory in form and substance to the Parent, to the effect that such transfer may be made without registration under the Securities Act; provided that nothing contained in this Section 1.7 shall relieve the Parent from complying with any request for registration, qualification or compliance made pursuant to the other provisions of this
Section 1.

   1.10  Transfer of Registration Rights.  The rights to cause the Parent to
         -------------------------------
register securities granted by the Parent under Section 1 may be assigned by any Holder to the transferee or assignee of not less than (i) 100,000 shares constituting Registrable Securities (as adjusted for stock splits and the like) or such lesser number of shares constituting Registrable Securities if such lesser number represents all of the Registrable Securities held by a Holder or
(ii) any affiliate or constituent partner of any Holder; and provided that the Parent is given written notice of any such transfer within thirty (30) days of the date of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned and provided further that the transferee or assignee of such rights is not deemed by the Board of Directors of the Parent, in its reasonable judgment, to be a competitor of the Parent and provided further that the transferee or assignee of such rights assumes in writing in a form reasonably acceptable to the Parent the obligations of the Holder under this Agreement.

   1.11  Termination of Registration Rights.  The registration rights granted
         ----------------------------------
pursuant to this Section 1 shall terminate as to any Holder at such time as all Registrable Securities beneficially owned by such Holder can be sold within a given three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 and a written opinion to that effect of legal counsel for the Parent delivered to such Holder which shall be reasonably satisfactory in form and substance to legal counsel for such Holder. Notwithstanding the foregoing, such registration rights shall terminate on the date that is the first anniversary of the closing of the merger contemplated by the Regorganization Agreement.


                                  SECTION 2
                             SECURITIES MATTERS

   2.1   Securities Act Exemption.  The Parent Common Stock to be issued
         ------------------------
pursuant to the Reorganization Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on the exemption set forth in Section 4(2) thereof. In connection with the acquisition of Parent Common Stock, each of the Holders hereby represents to the Parent that
(i) the Holder is acquiring the Parent Common Stock for investment purposes only and not with a view to, or for resale in connection with any "distribution" thereof as that term is used for purposes of the Securities Act; (ii) the Holder is aware of the Parent's business affairs and financial condition and has acquired sufficient information about the Parent to reach an informed and knowledgeable decision to acquire the Parent Common Stock; and (iii) the Holder understands that the Parent Common Stock has not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

   2.2   Stock Restrictions.  In addition to any legend imposed by applicable
         ------------------
state securities laws, the certificates representing the shares of Parent Common Stock issued pursuant to the Reorganization Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

   2.3   Holders' Representations Regarding Securities Law Matters.  Except as
         ---------------------------------------------------------
may otherwise be required by the Affiliate's Agreement to be executed by each person identified as an affiliate of the Parent pursuant to Section 5.12 of the Reorganization Agreement and by any additional representation required of any stockholder of the Parent required by the Parent or C2B or their respective counsel to ensure that the Merger is treated as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code, the Holders, by virtue of the Merger and the conversion into Parent Common Stock of the C2B Common Stock and/or Preferred Stock held by them, shall be bound by the following provisions:

         (a) The Holder will not offer, sell or otherwise dispose of any shares of Parent Common Stock except in compliance with the Securities Act and the rules and regulations thereunder; and except pursuant to a registration effected in accordance with Section 1.2 or 1.3 hereunder, the Holder will not offer, sell, contract to sell or otherwise dispose of any securities of the Parent (including but not limited to any Registrable Securities) that are substantially similar to the Common Stock of the Parent, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, until December 8, 1998.

         (b) The Holder will not sell, transfer or otherwise dispose of any shares of the Parent Common Stock unless (i) such sale, transfer or other disposition is within the limitations of and in compliance with Rule 144 promulgated by the SEC under the Securities Act and the Holder furnishes the Parent with reasonable proof of compliance with such Rule, (ii) in the opinion of counsel, satisfactory to Parent and its counsel, some other exemption from registration under the Securities Act is available with respect to any such proposed sale, transfer, or other disposition of Parent Common Stock, or (iii) the offer and sale of Parent Common Stock is registered under the Securities Act.


                                  SECTION 3
                                MISCELLANEOUS

   3.1   Governing Law.  This Agreement shall be governed in all respects by
         -------------
the laws of the State of California as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

   3.2   Successors and Assigns.  This Agreement shall be binding upon and
         ----------------------
shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party. This Agreement is not intended and shall not be construed to create any rights or remedies in any parties other than the Holders and the Parent and no other person shall assert any rights as third party beneficiary hereunder.

   3.3   Entire Agreement; Amendment.  This Agreement contains the entire
         ---------------------------
understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

   3.4   Notices and Dates.  All notices or other communications required or
         -----------------
permitted under this Agreement shall be made in the manner provided in Section
9.1 of the Reorganization Agreement. In the event that any date provided for in this Agreement falls on a Saturday, Sunday or legal holiday, such date shall be deemed extended to the next business day.

   3.5   Counterparts.  This Agreement may be executed in one or more
         ------------
counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

   3.6   Severability.  If any provision of this Agreement or portion thereof
         ------------
is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

   3.7   Effectiveness.  This Agreement shall be effective only upon completion
         -------------
of the merger contemplated by the Reorganization Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date aforesaid.


"PARENT"                      INKTOMI CORPORATION,
                              a Delaware corporation


                              By:

                              Name:

                              Title:



"HOLDERS"




                              By:

                              Name:

                              Title:





                      **REGISTRATION RIGHTS AGREEMENT**

                            C2B TECHNOLOGIES, INC.

                              AFFILIATE AGREEMENT


     C2B TECHNOLOGIES, INC. AFFILIATE AGREEMENT ("Agreement") dated as of August___, 1998, between Inktomi Corporation, a Delaware corporation ("Parent") and the undersigned affiliate ("Affiliate") of C2B Technologies, Inc., a Delaware corporation ("Company").

     WHEREAS, Parent and Company propose to enter into an Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which a subsidiary of Parent will merge into Company ("Merger"), and Company will become a subsidiary of Parent (capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement);

     WHEREAS, pursuant to the Merger, at the Effective Time outstanding shares of Company Capital Stock, including any shares owned by Affiliate, will be converted into the right to receive shares of Common Stock of Parent;

     WHEREAS, it will be a condition to effectiveness of the Merger that (i) the attorneys for each of Company and Parent will have delivered written opinions that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986 as amended (the "Code"), and (ii) the independent accounting firms that audit the annual financial statements of Company and Parent will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Company, as the term "affiliate" is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") and
(ii) in the Commission's Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an affiliate of Company.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Acknowledgments by Affiliate.  Affiliate acknowledges and understands
          ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Parent, Company, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

     2.   Compliance with Rule 145 and the Act.
          ------------------------------------

          (a) Affiliate has been advised that (i) the shares of Parent Common Stock issued in connection with the Merger are expected to be "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933 as amended (the "Act") and resale of such shares will be subject to the restrictions set forth in Rules 144 and 145 of the Act unless otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, (ii) Affiliate may be deemed to be an affiliate of Company, (iii) no sale, transfer or other disposition by Affiliate of any Parent Common Stock received by Affiliate will be registered under the Act. Affiliate accordingly agrees not to sell, transfer or otherwise dispose of any Parent Common Stock issued to Affiliate in the Merger unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Act, or (ii) Affiliate delivers to Parent a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Merger and there will be placed on the certificates representing such Common Stock, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 applies and may only be transferred in conformity with Rule 145(d) or in accordance with a written opinion of counsel, reasonably acceptable to the issuer in form and substance, that such transfer is exempt from registration under the Securities Act of 1933. "

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend) and Parent shall so instruct its transfer agent, if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that public sale of the shares by the holder thereof is no longer subject to Rule 145.

     3.   Covenants Related to Pooling of Interests.  During the period
          -----------------------------------------
beginning from the date hereof and ending on the second day after the day that Parent publicly announces financial results covering at least 30 days of combined operations of Parent and Company, Affiliate will not sell, exchange, transfer, pledge, distribute, or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce its risk relative to any securities, or shares of Parent Common Stock received by Affiliate in connection with the

Merger. Parent may, at its discretion, cause a restrictive legend to the foregoing effect to be placed on Parent Common Stock certificates issued to Affiliate in the Merger and place a stock transfer notice consistent with the foregoing with its transfer agent with respect to the certificates. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76 and so long as Affiliate has obtained Parent's prior written approval of such sale or disposition.

          4.  Miscellaneous.
              -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

     Executed as of the date shown on the first page of this Agreement.


                              INKTOMI CORPORATION


                              By:
                                 ------------------------------------------
                              Name:  David C. Peterschmidt

                              Title:  President and Chief Executive Officer


                              AFFILIATE


                              By:
                                 ------------------------------------------

                              Name of Affiliate:
                                                ---------------------------
                              Name of Signatory (if different from name of
                              Affiliate):
                                         ----------------------------------

                              Title of Signatory
                              (if applicable):
                                              -----------------------------


                         ***C2B AFFILIATE AGREEMENT***

                    INKTOMI CORPORATION AFFILIATE AGREEMENT



     INKTOMI CORPORATION AFFILIATE AGREEMENT ("Agreement") dated as of August ___, 1998, between Inktomi Corporation, a Delaware corporation ("Inktomi") and the undersigned Affiliate ("Affiliate") of Inktomi.

     WHEREAS, Inktomi and C2B Technologies, Inc., a Delaware corporation ("C2B") propose to enter into an Agreement and Plan of Reorganization ("Merger Agreement") pursuant to which a subsidiary of Inktomi will merge into C2B ("Merger"), and C2B will become a subsidiary of Inktomi;

     WHEREAS, it will be a condition to effectiveness of the Merger that the independent accounting firms that audit the annual financial statements of C2B and Inktomi will have delivered their written concurrences to the effect that the Merger will be accounted for as a pooling of interests;

     WHEREAS, the execution and delivery of this Agreement by Affiliate is a material inducement to Inktomi to enter into the Merger Agreement;

     WHEREAS, Affiliate has been advised that Affiliate may be deemed to be an "Affiliate" of Inktomi, as the term "Affiliate" is used in Accounting Series Releases 130 and 135, as amended, although nothing contained herein shall be construed as an admission by Affiliate that Affiliate is in fact an Affiliate of Inktomi.

     NOW, THEREFORE, intending to be legally bound, the parties hereby agree as follows:

     1.   Acknowledgments by Affiliate.  Affiliate acknowledges and understands
          ----------------------------
that the representations, warranties and covenants by Affiliate set forth herein will be relied upon by Inktomi, C2B, and their respective Affiliates, counsel and accounting firms, and that substantial losses and damages may be incurred by these persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has discussed the requirements of this Agreement with his professional advisors, who are qualified to advise him with regard to such matters.

     2.   Covenants Related to Pooling of Interests.  During the period
          -----------------------------------------
beginning from the date hereof and ending on the second day after the day that Inktomi publicly announces financial results covering at least 30 days of combined operations of Inktomi and C2B, Affiliate will not sell, exchange, transfer, pledge, distribute, make any gift or otherwise dispose of or grant any option, establish any "short" or put-equivalent position with respect to or enter into any similar transaction (through derivatives or otherwise) intended or having the effect, directly or indirectly, to reduce his risk relative to any shares of Inktomi Common Stock. Inktomi may, at its discretion, place a stock transfer notice consistent with the foregoing with its transfer agent with respect to Affiliate's shares. Notwithstanding the foregoing, Affiliate will not be prohibited by the foregoing from selling or disposing of shares so long as such sale or disposition is in accordance with the "de minimis" test set forth in SEC Staff Accounting Bulletin No. 76.

     3.   Beneficial Ownership of Stock.  Except for the Inktomi Common Stock
          -----------------------------
and options to purchase Inktomi Common Stock set forth in Appendix A hereto, Affiliate does not beneficially own any shares of Inktomi Common Stock or any other equity securities of Inktomi or any options, warrants or other rights to acquire any equity securities of Inktomi.

     4.   Miscellaneous.
          -------------

          (a) For the convenience of the parties hereto, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the State of California.

          (d) If a court of competent jurisdiction determines that any provision of this Agreement is not enforceable or enforceable only if limited in time and/or scope, this Agreement shall continue in full force and effect with such provision stricken or so limited.

          (e) Counsel to and accountants for the parties to the Agreement shall be entitled to rely upon this Agreement as needed.

          (f) This Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

     Executed as of the date shown on the first page of this Agreement.


INKTOMI CORPORATION                    AFFILIATE


By:                                    By:
   ---------------------------------      ---------------------------------

Name:  David C. Peterschmidt           Print Name of Affiliate:
      ------------------------------                           ------------

Title: President and Chief Executive   Title (if applicable):
       -----------------------------                         --------------
       Officer
       -------

                                   APPENDIX A



Affiliate: _____________________________________________________



Total Number of shares of Inktomi Common Stock owned on the date hereof:

_______________________

Total Number of options to purchase Inktomi Common Stock owned on the date hereof (including the dates of grant, vesting, exercise prices and expiration dates):

________________________________________________________________

________________________________________________________________

________________________________________________________________

________________________________________________________________

                           C2B TECHNOLOGIES, INC.

                              VOTING AGREEMENT


     This Voting Agreement ("Agreement") is made and entered into as of August [28], 1998, between Inktomi Corporation, a Delaware corporation ("Parent"), and the undersigned stockholder ("Stockholder") of C2B Technologies, Inc., a Delaware corporation ("Company").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parent, Company and IC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Reorganization (the "Merger Agreement") which provides for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

     B. The Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "Shares").

     C. Parent desires the Stockholder to agree, and the Stockholder is willing to agree, not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below, except as otherwise permitted hereby), and to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   Agreement to Retain Shares.
          --------------------------

          1.1  Transfer and Encumbrance.  Stockholder agrees not to transfer
               ------------------------
(except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares as defined in Section 1.2 below, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date. As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated pursuant to Article [VIII] thereof.

          1.2  Additional Purchases.  Stockholder agrees that any shares of
               --------------------
capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial owner ship after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2.   Agreement to Vote Shares.  At every meeting of the stockholders of the
          ------------------------
Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"); and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than with Parent and its affiliates and against any liquidation or winding up of the Company (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Stockholder agrees not to take any actions contrary to Stockholder's obligations under this Agreement.

     3.   Irrevocable Proxy.  Concurrently with the execution of this Agreement,
          -----------------
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Stockholder set forth therein.

     4.   Representations, Warranties and Covenants of the Stockholder.
          ------------------------------------------------------------
Stockholder hereby represents, warrants and covenants to Parent as follows:

          4.1  Ownership of Shares.  Stockholder (i) is the beneficial owner of
               -------------------
the Shares, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law); and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

          4.2  No Proxy Solicitations.  Stockholder will not, and will not
               ----------------------
permit any entity under Stockholder's control to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

     5.   Additional Documents.  Stockholder hereby covenants and agrees to
          --------------------
execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Stockholder, as the case may be, to carry out the intent of this Agreement.

     6.   Consent and Waiver.  Stockholder hereby gives any consents or waivers
          ------------------
that are reasonably required for the consummation of the Merger under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     7.   Termination.  This Agreement and the Proxy delivered in connection
          -----------
herewith shall terminate and shall have no further force or effect as of the Expiration Date.

     8.   Miscellaneous.
          -------------

          8.1  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          8.2  Binding Effect and Assignment.  This Agreement and all of the
               -----------------------------
provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, either this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          8.3  Amendments and Modification.  This Agreement may not be modified,
               ---------------------------
amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          8.4  Specific Performance; Injunctive Relief.  The parties hereto
               ---------------------------------------
acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreement of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          8.5  Notices.  All notices, requests, claims, demands and other
               -------
communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

     If to Parent:              Inktomi Corporation
                                1900 South Norfolk Street
                                Suite 310
                                San Mateo,  CA  94403
                                Attn:  Timothy Stevens, Esq.

     With a copy to:            Wilson, Sonsini, Goodrich & Rosati, P.C.
                                650 Page Mill Road
                                Palo Alto, California 94304-1050
                                Attn:  Douglas H. Collom, Esq.

     If to the Stockholder:     To the address for notice set forth on the
                                last page hereof.

     With a copy to:            Gunderson Dettmer
                                155 Constitution Drive
                                Menlo Park,  CA 94025
                                Attn:  Scott Dettmer, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

     8.6  Governing Law.  This Agreement shall be governed by, and construed and
          -------------
enforced in accordance with, the internal laws of the State of California.

     8.7  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

     8.8  Counterparts.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be an original, but all of which together shall constitute one and the same agreement.

     8.9  Effect of Headings.  The section headings herein are for convenience
          ------------------
only and shall not affect the construction of interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                              INKTOMI CORPORATION

                              By:
                                 -----------------------------------------

                              Title: President and Chief Executive Officer
                                     -------------------------------------


                              STOCKHOLDER:


                              By:
                                 -----------------------------------------

                              Stockholder's Address for Notice:


                              --------------------------------------------

                              --------------------------------------------

                              --------------------------------------------

                              Shares beneficially owned:

                              ____________________ shares of Common Stock

                              ____________________ shares of Series A Preferred
                                                   Stock

                              ____________________ shares of Series B Preferred
                                                   Stock

                              ____________________ shares of Series C Preferred
                                                   Stock

                              ____________________ shares of Series D Preferred
                                                   Stock



                             ***VOTING AGREEMENT***

                                   EXHIBIT A

                               IRREVOCABLE PROXY


     The undersigned stockholder of C2B Technologies, Inc., a Delaware corporation ("Company"), hereby irrevocably appoints the directors on the Board of Directors of Inktomi Corporation, a Delaware corporation ("Parent"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of August [28], 1998 (the "Merger Agreement"), among Parent, IC Acquistion Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of August [28], 1998 between Parent and the undersigned stockholder (the "Voting Agreement"), and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Company stockholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any proposal made in opposition to or competition with the consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization of the Company with any party other than Parent and its affiliates and against any liquidation or winding up of the Company.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger (including without limitation the conversion of any shares of Preferred Stock of the Company into Common Stock of the Company immediately prior to or at the effective time of the Merger, consistent with the provisions of the Company's Certificate of Incorporation and with the requirements necessary to account for the Merger as a "pooling-of-interests"), and against any merger, consolidation, sale of assets, reorganization or recapitalization of Company with any party other than Parent and its affiliates, and against any liquidation or winding up of the Company, and may not exercise this proxy on any other matter. The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated: August __, 1998

     Signature of Stockholder:_____________________________________

     Print Name of Stockholder:____________________________________

     Shares beneficially owned:

     __________________________ shares of Common Stock

     __________________________ shares of Series A Preferred Stock

     __________________________ shares of Series B Preferred Stock

     __________________________ shares of Series C Preferred Stock

     __________________________ shares of Series D Preferred Stock



                                 ***PROXY***

                     [Form of Gunderson Dettmer Opinion]

          1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own its properties and to conduct its business as presently conducted. The Company is qualified to do business in California.

          2.    The authorized capitalization of the Company is as follows:

                  (i) Preferred Stock. 12,000,000 shares of Preferred Stock, par
                      ---------------
value $0.001 per share (the "Preferred Stock"), 1,087,800 of which shares have been designated Series A Preferred Stock, of which 1,087,800 are issued and outstanding, 600,000 of which shares have been designated Series B Preferred Stock, 308,412 of which are issued or outstanding, 1,200,000 of which shares have been designated Series C Preferred Stock, 848,520 of which are issued or outstanding, and 4,397,600 of which shares have been designated Series D Preferred Stock, 4,241,080 of which are issued or outstanding. The outstanding shares of Preferred Stock have been duly authorized and validly issued, and, to our knowledge, are fully paid and nonassessable.

                 (ii) Common Stock. 48,000,000 shares of Common Stock, par value
                      ------------
$0.001 per share (the "Common Stock"), 9,815,346 of which have been duly authorized and validly issued, and to our knowledge, are fully paid and nonassessable.

                (iii) Rights to Acquire Stock. Except for (i) the conversion
                      -----------------------
privileges of the Preferred Stock, (ii) the rights of first refusal as set forth in the Schedule of Exceptions, (iii) the outstanding warrant to purchase 51,342 shares of Series C Preferred Stock, and (iv) 2,430,612 shares of Common Stock reserved for issuance to employees, consultants, officers, or directors of the Company pursuant to stock options or direct grants, of which, to our knowledge, 1,117,000 are currently outstanding, there are, to our knowledge, no options, warrants, conversion privileges commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement.

        3. At or before the Effective Time, (i) any rights of any holder or prospective holder of the Company's securities to cause such securities to be registered under the Securities Act, and (ii) any information rights, voting rights, rights of co-sale, rights to maintain equity percentage, or rights of first refusal, in each case of clauses (i) and (ii) above granted pursuant to that certain Amended and Restated Investors' Rights Agreement dated as of May 29, 1998 by and between the Company and each of the persons or entities listed on Schedule A thereto, the Amended and Restated Rights of First Refusal and Co-Sale Agreement dated as of May 29, 1998 by and among the Company, Scott Walchek, Greg Newman and several holders of Series C and Series D Preferred Stock of the Company, and the Series D Preferred Stock Purchase Agreement dated as of May 29, 1998 by and among the Company and the investors listed on Schedule A thereto, shall have been terminated, except as expressly contemplated by the Agreement.

        4. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action of the Company, and the Agreement has been duly executed and delivered by the Company. The Agreement constitutes a legally valid and binding obligation of the Company, enforceable against the Company according to its terms.

        5. The execution, delivery and performance of the obligations of the Company under the Agreement, do not (i) to our knowledge, violate any provision of any federal, Delaware corporate or California law, rule or regulation applicable to the Company, (ii) violate any provision of the Company's Restated Certificate of Incorporation or Bylaws, or (iii) conflict with or constitute a material default under the provisions of judgments, writs, decrees or orders, if any, specifically identified in the Schedule of Exceptions or the provisions of any Material Agreement.

        6. The execution, delivery and performance of the obligations of the Company under the Agreement do not require any consents, approvals, permits, orders or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any federal, Delaware corporate or California state governmental authority on the part of the Company except (i) as have been obtained and are effective, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which if not made or obtained would not have a Material Adverse Effect on the Company.

        7. To our knowledge, except as set forth in the Schedule of Exceptions, there is no action, suit, proceeding or investigation pending against the Company before any court or administrative agency (i) that questions the validity of the Merger Documents or the right of the Company to enter into the Merger Documents or (ii) that, if determined adversely, would be likely to result in a Material Adverse Effect on the Company.

     Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

                (A) We express no opinion as to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

                (B) We express no opinion as to the compliance or noncompliance with (a) applicable federal or state anti-fraud statutes, laws, rules, or regulations, (b) any federal or state antitrust statutes, laws, rules or regulations, including without limitation the Hart-Scott-Rodino Act of 1976, as amended, or (c) any federal or state securities statutes, laws rules or regulations or the rules or regulations of any stock exchanges or national securities associations, including as such laws apply to or affect the issuance of Parent Common Stock.

                (C) Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law.

                (D) The effect of court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where enforcement of such covenants or provisions under the circumstances would violate the enforcing party's implied covenant of good faith and fair dealing.

                (E) The effect of Section 1670.5 of the California Civil Code or any other California law, federal law or equitable principle which provides that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof which the court finds to have been unconscionable at the time it was made or contrary to public policy.

                (F) The unenforceability under certain circumstances of provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law.

                (G) The unenforceability under certain circumstances of provisions to the effect that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more remedies, or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

                (H) Any provisions of the Merger Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                (I) We express no opinion as to the enforceability of any provisions concerning the voting of the Company's capital stock, including without limitation those provisions set forth in that certain Voting Agreement of even date herewith.

                      [Form of Wilson Sonsini Opinion]

     1. Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of California. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted.

     2. Parent and Merger Sub have all requisite corporate power and authority to enter into the Reorganization Agreement and to consummate the transactions contemplated thereby and Parent has all requisite corporate power and authority to enter into the Registration Rights Agreement. The execution and delivery of the Reorganization Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and the execution and delivery of the Registration Rights Agreement has been duly authorized by all corporate action on the part of Parent. The Reorganization Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms. The Registration Rights Agreement has been duly executed and delivered by Parent and constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms. The execution and delivery of the Reorganization Agreement and the Registration Rights Agreement does not, and the consummation of the transactions contemplated thereby will not, result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) any contract or other agreement included as an exhibit to the SEC Documents or, to our knowledge, any order, decree, statute, law, ordinance, rule or representation applicable to Parent or Merger Sub, the breach, violation, default, termination or forfeiture of which would result in a material adverse effect upon the ability of Parent or Merger Sub to consummate the Merger, or a Material Adverse Effect on Parent. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of the Reorganization Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated thereby except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or (ii) such consents, approvals, order, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws.

     3. The shares of Parent Common Stock to be issued pursuant to the Merger will, when issued and delivered in accordance with the Reorganization Agreement, be duly authorized, validly issued, fully paid and non-assessable, and free of liens, encumbrances, or preemptive or similar rights contained in the Certificate of Incorporation or Bylaws of Parent; provided, however, that the such shares may be subject to restriction on transfer under state and/or federal securities laws.

     4. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent has received any notice of assertion against Parent which in any manner challenges or seeks to prevent, enjoin, alter, or materially delay any of the transactions contemplated by the Reorganization Agreement.

     5. Subject to the accuracy of representations provided by the C\\2\\B stockholders, the Parent Common Stock to be issued pursuant to the Reorganization Agreement will be exempt from the registration requirements of the Securities Act of 1933, as amended.

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

     This Employment and Non-Competition Agreement is entered into by and between Inktomi Corporation ("Inktomi"), C2B Technologies, Inc. ("C2B") and ________________________ ("Employee") as of August [28], 1998.

                                    RECITALS

     A. Pursuant to that certain Agreement and Plan of Reorganization (the "Merger Agreement") dated as of August [28], 1998 by and between Inktomi, IC Acquisition Corp. ("Sub") and C2B, Sub will merge with and into C2B (the "Merger") and any shares of C2B capital stock owned by Employee will be exchanged for Inktomi Common Stock and any options to acquire C2B Common Stock will be assumed by Inktomi and become options to acquire Inktomi Common Stock;

     B. Employee owns an equity interest in C2B (whether through outstanding capital stock or options to purchase capital stock), has served as a _________ ______________________________ at C2B and has gained substantial knowledge and expertise in connection with C2B's products, organization and customers;

     C. Inktomi desires to provide for the continued services of Employee following the Merger;

     D. Inktomi and Employee acknowledge that it would be detrimental to Inktomi if Employee would compete with Inktomi following the Merger;

     E. Inktomi and C2B are engaged in the development, manufacturing, distributing and licensing of software products designed to provide shopping services to businesses and consumers over networks and services related thereto (the "Business");

     F. It is a condition to the obligation of Inktomi to consummate the Merger that certain key employees of C2B, including Employee, enter into this Agreement;

     G. As inducement to Inktomi to consummate the Merger, and in consideration of the amounts paid to stockholders of C2B under the Merger Agreement, Employee desires to agree with Inktomi as further provided herein;

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   Employment
                                   ----------

     1.1  Period of Employment.  Inktomi hereby employs Employee to render
          --------------------
services to Inktomi in the position and with the duties and responsibilities described in Section 2 for the period (the "Period of Employment") commencing on
                                            --------------------
the Closing (as defined in the Merger Agreement) and ending upon the earlier of
(i) one (1) year from such date (the "Term Date"), and (ii) the date the Period
                                      ---------
of Employment is terminated in accordance with Section 4. After the initial one-year Period of Employment, the employment relationship between Inktomi and Employee shall be at will.

     1.2  Position, Duties, Responsibilities.
          ----------------------------------

          (a) Position.  Employee hereby accepts employment with Inktomi as
              --------
indicated on EXHIBIT A (or in such other position(s) as may be designated from
             ---------
time to time by Employee's supervisor and shall initially report to the person indicated on EXHIBIT A. Employee agrees to devote his entire time, attention,
             ---------
energies and skills during usual business hours (and outside those hours when reasonably necessary to the performance of his duties hereunder) to the business and interests of Inktomi during the Period of Employment. However, Employee may devote a reasonable amount of his time to civic, community, or charitable activities and, with the prior written approval of the Board of Directors, to serve as a director of other corporations and to other types of business or public activities not expressly mentioned in this paragraph.

          (b) Other Services.  Employee may be required in pursuance of his
              --------------
duties hereunder to perform services for any affiliated company but shall not be entitled to any additional compensation for such services. Employee shall obey all reasonable policies of Inktomi and reasonable applicable policies of its affiliated companies.

     1.3  Compensation, Benefits, Expenses.
          --------------------------------

          (a) Compensation.  In consideration of the services to be rendered
              ------------
hereunder, including, without limitation, services to any affiliated company, Employee shall be paid the compensation set forth on EXHIBIT A (the
                                                     ---------
"Compensation"), payable at the time and pursuant to the procedures regularly
-------------
established, and as such time and procedures may be amended, by Inktomi during the Period of Employment. Inktomi shall review annually the Compensation and in light of such review may, in its discretion, increase the Compensation, taking into account Employee's responsibilities, inflation in the cost of living, performance by Employee and other pertinent factors.

          (b) Benefits; Expenses.  Employee shall be entitled to such expense
              ------------------
accounts, vacation time, sick leave, perquisites of office, fringe benefits, insurance coverage and other terms and conditions of employment as Inktomi generally provides to its employees having rank and seniority at Inktomi comparable to Employee, as the same may be changed from time to time.

     1.4  Termination of Employment.
          -------------------------

          (a) By Death.  The Period of Employment shall terminate automatically
              --------
upon the death of Employee. Inktomi shall pay to Employee's beneficiaries or estate, as appropriate, the Compensation to which he is entitled through the end of the month in which death occurs. Thereafter, Inktomi's obligations hereunder shall terminate. Nothing in this Subsection (a) shall affect any entitlement of Employee's heirs to the benefits of any life insurance plan.

          (b) By Disability.  If, during the term of this Agreement, Employee
              -------------
should become Totally Disabled (as hereinafter defined), Inktomi shall have the right, to the extent permitted by law, in its sole discretion, to terminate this Agreement and Employee's employment with Inktomi, in which case Employee's Compensation shall be paid up through the last day of the month in which it has been determined that Employee has become Totally Disabled. Nothing in this Subsection (b) shall affect Employee's rights under any disability plan in which he is a participant. For purposes hereof, Employee shall be considered "Totally
                                                                         -------
Disabled" if (i) Employee is entitled to benefits under any long-term disability
--------
income plan applicable to Employee or (ii) Employee's physical and/or mental condition is such that Employee is unable to perform those duties Employee would otherwise be expected to continue to perform as an employee of Inktomi, and Employee's non-performance of such duties can reasonably be expected to continue or does continue for not less than six (6) months. The determination that Employee is Totally Disabled shall be made in good faith by Inktomi, whose determination shall be final and binding on Employee.

          (c) By Inktomi for Cause.  Inktomi may terminate, without liability,
              --------------------
the Period of Employment for Cause (as defined below) at any time and upon written notice to Employee. Inktomi shall pay Employee his Compensation through the date of such notice and thereafter Inktomi's obligations hereunder shall terminate. Termination shall be for "Cause" if (i) Employee commits an act of
                                      -----
fraud or embezzlement, which is to the material detriment of Inktomi, Parent or any affiliated company; (ii) Employee is convicted of a felony or other criminal act involving moral turpitude; (iii) Employee willfully fails to perform his reasonable employment duties for a period of 30 days or more (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Employee by Inktomi, which demand specifically identifies the manner in which Inktomi believes that Employee has not substantially performed his duties; or
(iv) Employee breaches any material term of this Agreement or the Employee Confidentiality Agreement (as defined in Section 3.4 below), which breach causes or is reasonably expected to cause material harm to Inktomi, and, as to any such breach which is subject to cure, such failure or breach continues for a period of ten (10) days after Employee receives written notice of such breach from Inktomi.

          (d) At Will.  At any time, Inktomi may terminate, without liability,
              -------
the Period of Employment for any reason, with or without cause, by giving sixty
(60) days' advance written notice to Employee. Employee hereby agrees that Inktomi may dismiss him under this Subsection (d) without regard to (i) any general or specific policies (whether written or oral) of Inktomi relating to the employment or termination of its employees or (ii) any statements made to Employee, whether made orally or contained in any document, pertaining to Employee's relationship with Inktomi.

          (e) Resignation for Cause.  Employee may resign and thereby terminate
              ---------------------
the Period of Employment, without liability, by giving 15 days notice to Inktomi in the case that (i) without Employee's written consent, Inktomi significantly reduces Employee's duties and responsibilities; (ii) Inktomi reduces Employee's Compensation; or (iii) Inktomi relocates Employee to a facility or location more than 35 miles from Inktomi's principal offices, without Employee's written consent.

                                   ARTICLE II

                                Non-Competition
                                ---------------

     2.1  Non-Competition.
          ---------------

          (a) The parties understand and agree that this Agreement is entered into in connection with the Merger. The parties further understand and agree that Employee is a key and significant member of C2B, owns a significant number of shares of C2B and that the Merger is contingent upon Employee entering into this Agreement, including this non-competition provision. In addition, the parties understand that prior to the Merger, C2B was engaged in business that, due to the nature of the Internet, is global in scope. The parties further understand that Inktomi is currently engaged in business that, due to the nature of the Internet, is global in scope. (All the nations of the world shall hereafter be referred to as the "Geographic Scope of the Business".) Employee further acknowledges that C2B and Inktomi following the Merger will continue conducting such business in all parts of the Geographic Scope of the Business. The parties expressly acknowledge and agree that the non-competition provisions contained in this Agreement are permissible and enforceable pursuant to the provisions of applicable law.

          (b) During the period commencing on the closing date of the Merger (the "Merger") and ending two years after the Closing Date, without the prior written consent of the Chief Executive Officer of Inktomi, Employee shall not either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder or investor of any person, firm, corporation, partnership or other entity:

                (i) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly or indirectly competes with C2B's or Inktomi's Products or Services (for purposes hereof "Products or Services" shall be defined as the products produced, marketed, sold, serviced or under development by, or services provided by, C2B or Inktomi at any time from the Closing Date through the date when Employee ceases to be employed by Inktomi);

               (ii) induce or attempt to induce any person who at the time of such inducement is an employee of C2B or Inktomi to perform work or services for any other person or entity other than C2B or Inktomi; or

              (iii) permit the name of Employee to be used in connection with a competitive Business.

     Notwithstanding the foregoing, Employee may own, directly or indirectly, solely as passive investment, up to 4.9% of any class of "publicly traded securities" of any person or entity which owns a competitive Business, and up to 10% of the outstanding securities that are not "publicly traded securities" of any person or entity which owns a competitive Business. For the purposes of this Section 1.1, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq National Market, and the term "passive investment" shall include an investment through a mutual fund, limited partnership or other investment vehicle which is engaged in the business of portfolio investments.

     2.2  Savings Clause.  If any restriction set forth in Section 2.1 above is
          --------------
held to be unreasonable or unenforceable, then Employee agrees, and hereby submits, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.


                                  ARTICLE III

                                 Miscellaneous
                                 -------------

     3.1  Successors, Assigns, Merger.  This Agreement shall be binding upon and
          ---------------------------
shall inure to the benefit of Inktomi and its successors and assigns. This Agreement shall be binding upon Employee and shall inure to his benefit and to the benefit of his heirs, executors, administrators and legal representatives, but shall not be assignable by Employee.

     3.2  Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between Inktomi and Employee relating to his employment and the additional matters herein provided for. This Agreement supersedes and replaces any prior verbal or written agreements between the parties. This Agreement may be amended or altered only in a writing signed by the President of Inktomi and Employee.

     3.3  Applicable Law; Severability.  This Agreement shall be construed and
          ----------------------------
interpreted in accordance with the laws of the State of Delaware without regard to conflicts of laws and principles. Each provision of this Agreement is severable from the others, and if any provision hereof shall be to any extent unenforceable it and the other provisions hereof shall continue to be enforceable to the full extent allowable, as if such offending provision had not been a part of this Agreement.

     3.4  Proprietary Information Agreement.  Employee shall execute Inktomi's
          ---------------------------------
Proprietary Information and Inventions Agreement in the form attached hereto as

EXHIBIT B concurrent with his execution of this  Agreement.
---------


     3.5  Effectiveness. This Agreement shall become effective upon the Closing,
          -------------
and, if the Closing does not occur prior to October 31, 1998, this Agreement shall immediately terminate and be of no further force or effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


     C2B TECHNOLOGIES, INC.           INKTOMI CORPORATION



     By                               By:
       ---------------------------       ------------------------------

     Its:  Chief Executive Officer    By:  President and Chief Executive Officer
           -----------------------         -------------------------------------



                                      EMPLOYEE


                                      ---------------------------------
                                      Name:



                 **EMPLOYMENT AND NON-COMPETITION AGREEMENT***